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                                                               File No. 811-7436

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (X)


             Amendment No. 20
       (X)


                        THE DFA INVESTMENT TRUST COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (310) 395-8005
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

     Irene R. Diamant, 1299 Ocean Avenue, 11th Floor, Santa Monica CA 90401
               (NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)






                                 ---------------

                     Please Send Copy of Communications to:

                             Stephen W. Kline, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                          Great Valley Corporate Center
                            30 Valley Stream Parkway
                           Malvern, Pennsylvania 19355









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                        THE DFA INVESTMENT TRUST COMPANY
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                  THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                 THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES X
                           THE U.S. 4-10 VALUE SERIES
                           THE U.S. 6-10 VALUE SERIES
                       THE U.S. 6-10 SMALL COMPANY SERIES
                       THE U.S. 9-10 SMALL COMPANY SERIES
                       THE DFA INTERNATIONAL VALUE SERIES
                        THE JAPANESE SMALL COMPANY SERIES
                      THE PACIFIC RIM SMALL COMPANY SERIES
                     THE UNITED KINGDOM SMALL COMPANY SERIES
                      THE CONTINENTAL SMALL COMPANY SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                           THE EMERGING MARKETS SERIES
                      THE EMERGING MARKETS SMALL CAP SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                   THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES




                               SEPTEMBER 13, 1999


FORM N-1A, PART A:

RESPONSES TO ITEMS 1 THROUGH 3 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 2(B) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A

ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS


(a) AND (b) INVESTMENT OBJECTIVES AND IMPLEMENTATION OF INVESTMENT OBJECTIVES. The DFA Investment Trust Company (the "Trust") issues twenty-one series which are listed above, each of which operates as a diversified investment company and represents a separate class ("Series") of the Trust's shares of beneficial interest. Dimensional Fund Advisors Inc. (the "Advisor") serves as investment advisor to each of the Series, except The Global Value Series, The Global Large Company Series and The Global Small Company Series (collectively the "Global Series"). The Advisor serves as administrator of the Global Series.


The investment objectives, policies and investment limitations of each Series are set forth below. The investment objective of a Series may not be changed without the affirmative vote of a majority of the outstanding voting securities of that Series. The Trust sells its shares to institutional investors only. Shares of each Series may be issued for cash and/or securities in which a Series is authorized to invest. In addition, when acquiring securities from an


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institutional investor in consideration of the issuance of its shares, a Series may accept securities from the transferor which it would not otherwise purchase pursuant to its investment policies, as described below. Any such acquisition would be very small in relation to the then total current value of the assets acquired by a Series in any such transaction.

THE U.S. LARGE COMPANY SERIES


The U.S. Large Company Series seeks, as its investment objective, to approximate the investment performance of the Standard & Poor's 500 Composite Stock Index-Registered Trademark- (the "S&P 500-Registered Trademark- Index"), in terms of its total investment return. The Series intends to invest in all of the stocks that comprise the S&P 500-Registered Trademark- Index in approximately the same proportions as they are represented in the Index. The amount of each stock purchased for the Series, therefore, will be based on the issuer's respective market capitalization. The S&P 500-Registered Trademark- Index is comprised of a broad and diverse group of stocks most of which are traded on the New York Stock Exchange ("NYSE"). Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded U.S. stocks. Under normal market conditions, at least 95% of the Series' assets will be invested in the stocks that comprise the S&P 500-Registered Trademark- Index.


Ordinarily, portfolio securities will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500-Registered Trademark- Index, including mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series' shares. The Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. For information concerning Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P") and disclaimers of S&P with respect to the Series, see "STANDARD & POOR'S INFORMATION AND DISCLAIMERS," below.

THE ENHANCED U.S. LARGE COMPANY SERIES

The Enhanced U.S. Large Company Series seeks, as its investment objective, to achieve a total return which exceeds the total return performance of the S&P 500-Registered Trademark- Index. The Series may invest in all of the stocks represented in the S&P 500-Registered Trademark- Index, options on stock indices, stock index futures, options on stock index futures, swap agreements on stock indices and, to the extent permissible pursuant to the Investment Company Act of 1940, shares of investment companies that invest in stock indices. The S&P 500-Registered Trademark- Index is comprised of a broad and diverse group of stocks most of which are traded on the NYSE. Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded U.S. stocks.

The Series may, from time to time, also invest in options on stock indices, stock index futures, options on stock index futures and swap agreements based on indices other than, but similar to, the S&P 500-Registered Trademark- Index (such instruments whether or not based on the S&P 500-Registered Trademark-Index hereinafter collectively referred to as "Index Derivatives"). The Series may invest all of its assets in Index Derivatives (See Item 4(c) "Risks"). Assets of the Series not invested in S&P 500-Registered Trademark- stocks or Index Derivatives may be invested in the same types of short-term fixed income obligations as


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may be acquired by The DFA Two-Year Global Fixed Income Series and, to the
extent allowed by the Investment Company Act of 1940, shares of money market mutual funds (collectively, "Fixed Income Investments"). (See "INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES - Description of Investments.") Investments in the securities of other investment companies will involve duplication of certain fees and expenses. The percentage of assets of the Series that will be invested at any one time in S&P 500-Registered Trademark- Index stocks, Index Derivatives and Fixed Income Investments may vary from time to time, within the discretion of the Advisor and according to restraints imposed by the Investment Company Act of 1940. The Series will maintain a segregated account consisting of liquid assets (or, as permitted by applicable regulation, enter into offsetting positions) to cover its open positions in Index Derivatives to avoid leveraging of the Series.

The Series will enter into positions in futures and options on futures only to the extent such positions are permissible with respect to applicable rules of the Commodity Futures Trading Commission without registering the Series or the Trust as a commodities pool operator. In addition, the Series may not be able to utilize Index Derivatives to the extent otherwise permissible or desirable because of constraints imposed by the Internal Revenue Code of 1986, as amended (the "Code") or by unanticipated illiquidity in the marketplace for such instruments. For more information about Index Derivatives, see Item 4(c) "Risks."

It is the position of the Securities and Exchange Commission ("SEC") that over-the-counter options are illiquid. Accordingly, the Series will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

STANDARD AND POOR'S - INFORMATION AND DISCLAIMERS

Neither The U.S. Large Company Series nor The Enhanced U.S. Large Company Series (together, the "Large Company Series") are sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Large Company Series or any member of the public regarding the advisability of investing in securities generally or in the Large Company Series particularly or the ability of the S&P 500-Registered Trademark- Index to track general stock market performance. S&P's only relationship to the Large Company Series is the licensing of certain trademarks and trade names of S&P and of the S&P 500-Registered Trademark- Index which is determined, composed and calculated by S&P without regard to the Large Company Series. S&P has no obligation to take the needs of the Large Company Series or their respective owners into consideration in determining, composing or calculating the S&P 500-Registered Trademark- Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Large Company Series or in the issuance or sale of the Large Company Series or in the determination or calculation of the equation by which the Large Company Series are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Large Company Series.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500-REGISTERED TRADEMARK- INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED


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BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE
OF THE S&P 500-REGISTERED TRADEMARK- INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500-REGISTERED TRADEMARK- INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES


The investment objective of The U.S. Large Cap Value Series (the "Large Cap Value Series"), The Tax-Managed U.S. Marketwide Value Series (the "Tax-Managed Marketwide Value Series"), The Tax-Managed U.S. Marketwide Value Series X (the "Tax-Managed Marketwide Value Series X"), U.S. 4-10 Value Series (the "4-10 Value Series") and U.S. 6-10 Value Series (the "6-10 Value Series") (collectively the "U.S. Value Series") is to achieve long-term capital appreciation. (The Tax-Managed Marketwide Value Series and the Tax-Managed Marketwide Value Series X are referred to collectively, as the "Tax-Managed Value Series" and individually, as each "Tax-Managed Value Series.") Ordinarily, each U.S. Value Series will invest at least 80% of its assets in a broad and diverse group of readily marketable common stocks of U.S. companies which the Advisor believes to be value stocks at the time of purchase. Securities are considered value stocks primarily because a company's shares have a high book value in relation to their market value (a "book to market ratio"). In measuring value, the Advisor may consider additional factors such as cash flow, economic conditions and developments in the issuer's industry. Generally, a company's shares will be considered to have a high book to market ratio if the ratio equals or exceeds the ratios of any of the 30% of companies with the highest positive book to market ratios whose shares are listed on the NYSE and, except as described below under "Portfolio Structure," will be considered eligible for investment.



The Large Cap Value Series will purchase common stocks of companies whose market capitalizations equal or exceed that of the company having the median market capitalization of companies whose shares are listed on the NYSE. The 6-10 Value Series will purchase common stocks of companies whose market capitalizations are smaller than that of the company having the median market capitalization of companies whose shares are listed on the NYSE. Each Tax-Managed Value Series will purchase common stocks of companies whose market capitalizations are equal to the market capitalizations of companies in the 1st through 8th deciles of those companies listed on the NYSE. The 4-10 Value Series will purchase common stocks of companies whose market capitalizations are equal to the market capitalizations of companies in the 4th through 10th deciles of those companies listed on the NYSE. With respect to the 9th and 10th deciles, the 4-10 Value Series may limit purchases of such common stocks to those times when it is advantageous to do so.


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THE TAX-MANAGED VALUE SERIES. Except as described under "Portfolio Structure,"
each Tax-Managed Value Series intends to invest in a large portion of the universe of companies whose shares are eligible for investment; shares of a certain number of eligible companies will be held by both Tax-Managed Value Series. The securities portfolio of the Tax-Managed Marketwide Value Series will not be identical to that of the Tax-Managed Marketwide Value Series X, even though the investment criteria of each Series are the same.



Their investment portfolios generally will be structured on a market capitalization basis. Ordinarily, the amount of each security is purchased based on the issuer's relative market capitalization. However, the Tax-Managed Value Series should not be expected to adhere to their market capitalization weightings to the same extent as the non-tax-managed Series.



The Tax-Managed Value Series seek to minimize the impact of federal taxes on investment returns by managing their portfolios in a manner that will defer the realization of net capital gains where possible and may minimize dividend income.



When selling securities, each Tax-Managed Value Series, typically, will select the highest cost shares of the specific security in order to minimize the realization of capital gains. In certain cases, the highest cost shares may produce a short-term capital gain. Since short-term capital gains generally are taxed at higher tax rates than long-term capital gains, the highest cost shares with a long-term holding period may be disposed of instead. Each Tax-Managed Value Series, when possible, will refrain from disposing a security until the long-term holding period for capital gains for tax purposes has been satisfied. Additionally, each Series, when consistent with all other tax management policies, may sell securities in order to realize capital losses. Realized capital losses can be used to offset realized capital gains, thus reducing capital gains distributions.



In addition to selling practices used among all Series managed by the Advisor, securities may be sold by each Tax-Managed Value Series to a Series having an identical investment objective and policies. Specifically, the Tax-Managed Marketwide Value Series may sell portfolio securities to the Tax-Managed Marketwide Value Series X (and vice versa). Such sales would be made to realize losses on securities which would be used to offset gains on other securities realized by the selling Series. Such transactions are intended to benefit both Series that are parties to the transaction. The selling Series will recognize a loss which it can use to offset realized gains, while the purchasing Series will acquire an eligible portfolio security, at a current market price, but without payment of brokerage commissions.



While the Advisor believes this strategy can be both tax and cost efficient, applicable federal tax law provides for suspension of recognition of losses and potential disallowance of such losses incurred on the sale of securities by one Series to another Series if, as of the


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date of any sale of a loss security, five or fewer persons own or are considered for tax purposes to own more than 50% of the outstanding shares of both the selling and purchasing Series. For purposes of this test, shareholders of an investment company which invests in each Tax-Managed Value Series (each "Tax-Managed Feeder Portfolio") are considered to own the corresponding shares of the Series. The Advisor intends to control the number of shareholders in each Tax-Managed Feeder Portfolio in two ways. First, as with all portfolios that the Advisor manages, it retains the right in its discretion to reject any initial or additional investment for any reason and to suspend the offering of shares of any portfolio. Second, the Advisor intends to offer the shares of each Tax-Managed Feeder Portfolio to relatively few institutional investors and anticipates that shares will be offered primarily to individual investors, thereby creating a substantial number of shareholders in each Tax-Managed Feeder Portfolio. Finally, the Advisor intends to monitor closely all purchases of shares of each Tax-Managed Feeder Portfolio in order to increase the probability that the five or fewer shareholder threshold is not violated.



The timing of purchases and sales of securities may be managed to minimize the receipt of dividends when possible. With respect to dividends that are received, the Tax-Managed Value Series may not be eligible to pass through the dividends received deduction attributable to holdings in U.S. equity securities to corporate shareholders if, because of timing activities, the requisite holding period of the dividend paying stock is not met. Portfolio investments also may be managed to emphasize low dividend-yielding securities.



The Tax-Managed Value Series are expected to deviate from their market capitalization weightings to a greater extent than the non-tax managed Series. For example, the Advisor may exclude the stock of a company that meets applicable market capitalization criteria in order to avoid dividend income, and may sell the stock of a company that meets applicable market capitalization criteria in order to realize a capital loss. Also, while other Series are managed with the expectation that securities generally will be held for longer than one year, the Tax-Managed Value Series may dispose of securities whenever the Advisor determines that disposition is consistent with their tax management strategies or is otherwise in the best interest of the Tax-Managed Value Series.



Although the Advisor intends to manage each Tax-Managed Value Series in a manner to minimize the realization of capital gains and taxable dividend income each year, the Tax-Managed Value Series may nonetheless distribute taxable gains and dividends to shareholders. Of course, realization of capital gains is not entirely within the Advisor's control. Capital gains distributions may vary considerably from year to year; there will be no capital gains distributions in years when each Tax-Managed Value Series realizes a net capital loss. Furthermore, redeeming shareholders will be required to pay taxes on their capital gains, if any,


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on a redemption of a Series' shares, whether paid in cash or in kind, if the amount received on redemption is greater than the amount of the shareholder's tax basis in the shares redeemed.



PORTFOLIO STRUCTURE. The U.S. Value Series may invest a portion of their assets, ordinarily not more than 20%, in high quality, highly liquid fixed income securities such as money market instruments and short-term repurchase agreements. The U.S. Value Series will purchase securities that are listed on the principal U.S. national securities exchanges and traded in the over-the-counter market ("OTC").



Each of the U.S. Value Series will be structured on a market capitalization basis, by generally basing the amount of each security purchased on the issuer's relative market capitalization, with a view to creating in each Series a reasonable reflection of the relative market capitalizations of its portfolio companies (except as described above in "The Tax-Managed Value Series" with regard to the Tax-Managed Value Series). However, the Advisor may exclude the securities of a company that otherwise meets the applicable criteria described above if the Advisor determines in its best judgment that other conditions exist that make the inclusion of such security inappropriate.



Deviation from strict market capitalization weighting also will occur in the U.S. Value Series because they intend to purchase round lots only and, with respect to the 4-10 Value Series and the Tax-Managed Value Series, because they intend to purchase common stocks in the 4th through 10th deciles only (in the case of the 4-10 Value Series) and in the 1st through 8th deciles only (in the case of each Tax-Managed Value Series) through block trades, as described above. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by a Series may be reduced, from time to time, from the level which strict adherence to market capitalization weighting would otherwise require. A portion, but generally not in excess of 20%, of a Series' assets may be invested in interest-bearing obligations, as described above, thereby causing further deviation from strict market capitalization weighting. The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares which, at the time of purchase, strict adherence to the policy of market capitalization weighting would otherwise require. In addition, the Series may acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange in exchange for the issuance of their shares. (See "In Kind Purchases" in Item 7(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of a Series. On not less than a semi-annual basis, for each Series the Advisor will calculate the book to market ratio necessary to determine those companies whose stocks may be eligible for investment.



PORTFOLIO TRANSACTIONS. The U.S. Value Series do not intend to purchase or sell securities based on the prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase. As described above under "Portfolio Structure," investments generally will be made in most of the eligible securities on a market capitalization weighted basis.



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Generally, securities will be purchased with the expectation that they will be held for longer than one year. The Large Cap Value Series and each Tax-Managed Value Series may sell portfolio securities when the issuer's market capitalization falls substantially below that of the issuer with the minimum market capitalization which is then eligible for purchase by the Series. The 4-10 and 6-10 Value Series each may sell portfolio securities when the issuer's market capitalization increases to a level that substantially exceeds that of the issuer with the largest market capitalization which is then eligible for investment by the Series. However, securities, including securities that are eligible for purchase, may be sold at any time when, in the Advisor's judgment, circumstances warrant their sale.



In addition, the Large Cap Value Series and each Tax-Managed Value Series may sell portfolio securities when their book to market ratio falls substantially below that of the security with the lowest such ratio that is then eligible for purchase by the Series. The 4-10 and 6-10 Value Series may also sell portfolio securities in the same circumstances, however, each of those Series anticipates generally to retain securities of issuers with relatively smaller market capitalizations for longer periods, despite any decrease in the issuer's book to market ratio.





INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES

The U.S. 6-10 Small Company, U.S. 9-10 Small Company, Japanese Small Company, Pacific Rim Small Company, United Kingdom Small Company and Continental Small Company Series of the Trust (the "Small Company Series"), each has an investment objective to achieve long-term capital appreciation. The Small Company Series provide investors with access to securities portfolios consisting of small U.S., Japanese, United Kingdom, European and Pacific Rim companies. Company size will be determined for purposes of these Series solely on the basis of a company's market capitalization. "Market capitalization" for domestic securities will be calculated by multiplying the price of a company's stock by the number of its shares of outstanding common stock. "Market capitalization" for foreign securities will be calculated using the number of outstanding stocks similar to domestic common stocks.

Each Small Company Series intends to invest at least 80% of its assets in equity securities of U.S., Japanese, United Kingdom, European and Pacific Rim small companies, as defined herein, and as applicable to the Series. Each Small Company Series will be structured to reflect reasonably the relative market capitalizations of its portfolio companies. The Advisor believes that over the long term the investment performance of small companies is superior to large companies, not only in the U.S. but in other developed countries as well, and that investment in the Series is an effective way to improve global diversification. Investors which, for a variety of reasons, may choose not to make substantial, or any, direct investment in companies whose


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securities will be held by the Small Company Series, may participate in the investment performance of these companies through ownership of a Series' stock.

THE U.S. 6-10 SMALL COMPANY SERIES


The U.S. 6-10 Small Company Series (the "U.S. 6-10 Series") will invest in a broad and diverse group of small U.S. companies having readily marketable securities. References in this registration statement to a "small U.S. company" mean a company whose securities are traded in the U.S. securities markets and whose market capitalization is not larger than the largest of those in the smaller one-half (deciles 6 through 10) of companies listed on the NYSE. The Series will purchase common stocks of companies whose shares are listed on the NYSE, the American Stock Exchange ("AMEX") and traded OTC. The 6-10 Series may invest in securities of foreign issuers which are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series. Generally, it is the intention of the U.S. 6-10 Series to acquire a portion of the common stock of eligible NYSE, AMEX and OTC company on a market capitalization weighted basis. In the future, the U.S. 6-10 Series may purchase common stocks of small U.S. companies which are listed on other U.S. securities exchanges. In addition, the Series is authorized to invest in private placements of interest-bearing debentures that are convertible into common stock. Such investments are considered illiquid, and the value thereof together with the value of all other illiquid investments may not exceed 15% of the value of the Series' net assets at the time of purchase.


THE U.S. 9-10 SMALL COMPANY SERIES


The U.S. 9-10 Small Company Series (the "U.S. 9-10 Series") will invest in a broad and diverse segment of small U.S. companies having readily marketable stocks, and whose market capitalization is not larger than the largest of those in the quintile of companies listed on the NYSE having the smallest market capitalizations (smallest 20%). The U.S. 9-10 Series will purchase stocks of companies whose share are listed on the NYSE or AMEX or traded OTC. The U.S. 9-10 Series may invest in securities of foreign issuers which are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series. There is some overlap in the companies in which the U.S. 9-10 Series and the U.S. 6-10 Series invest. Generally, it is the intention of the U.S. 9-10 Series to acquire a portion of the stock of eligible NYSE, AMEX and OTC company on a market capitalization weighted basis. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.") In the future, the U.S. 9-10 Series may include stocks of small U.S. companies which are listed on other U.S. securities exchanges. The U.S. 9-10 Series is authorized to invest in privately placed convertible debentures and the value thereof together with the value of all other illiquid investments may not exceed 10% of the value of the Series' net assets at the time of purchase.


THE JAPANESE SMALL COMPANY SERIES

The Japanese Small Company Series (the "Japanese Series") will invest in a broad and diverse group of readily marketable stocks of Japanese small companies which are traded in the Japanese


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securities markets. Generally, reference in this registration statement to the term "Japanese small company" means a company located in Japan whose market capitalization is not larger than the largest of those in the smaller one-half (deciles 6 through 10) of companies whose securities are listed on the First Section of the Tokyo Stock Exchange ("TSE").


While the Japanese Series will invest primarily in the stocks of small companies which are listed on the TSE, it may acquire the stocks of Japanese small companies which are traded in other Japanese securities markets as well. It is the intention of the Japanese Series to acquire a portion of the stock of each of these companies on a market capitalization weighted basis. The Japanese Series also may invest up to 5% of its assets in convertible debentures issued by Japanese small companies. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.")


THE UNITED KINGDOM SMALL COMPANY SERIES

The United Kingdom Small Company Series (the "United Kingdom Series") will invest in a broad and diverse group of readily marketable stocks of United Kingdom small companies which are traded principally on the International Stock Exchange of the United Kingdom and the Republic of Ireland ("ISE"). Generally, reference in this registration statement to a "United Kingdom small company" means a company organized in the United Kingdom, with shares listed on the ISE whose market capitalization is not larger than the largest of those in the smaller one-half (deciles 6 through 10) of companies included in the Financial Times-Actuaries All Share Index ("FTA").

The FTA is an index of stocks traded on the ISE, which is similar to the S&P 500-Registered Trademark- Index, and is used by investment professionals in the United Kingdom for the same purposes as investment professionals in the U.S. use the S&P 500-Registered Trademark- Index. While the FTA typically will be used by the United Kingdom Series to determine the maximum market capitalization of any company whose stock the Series will purchase, acquisitions by the United Kingdom Series will not be limited to stocks which are included in the FTA. The United Kingdom Series will not, however, purchase shares of any investment trust or of any company whose market capitalization is less than $5,000,000.


It is the intention of the United Kingdom Series to acquire a portion of the stock of each eligible company on a market capitalization basis. The United Kingdom Series also may invest up to 5% of its assets in convertible debentures issued by United Kingdom small companies. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.")


THE CONTINENTAL SMALL COMPANY SERIES

The Continental Small Company Series (the "Continental Series") is authorized to invest in readily marketable stocks of a broad and diverse group of small companies organized under the laws of certain European countries. As of the date of this registration statement, the Continental Series may invest in small companies located in Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Spain, Sweden, and Switzerland, whose shares are traded principally in securities markets located in those countries. Company size will be determined by the Advisor in a manner that will compare the market capitalizations of companies in all countries in which the Continental Series invests. The Advisor typically will use the appropriate country indices of the Financial Times-Actuaries World Index ("FTW") converted to a common currency, the United States dollar, and aggregated to define "small companies." The FTW consists of a series of country indices which contain generally the largest companies in the major industry sectors in proportion to their market capitalization whose shares are available for purchase by non-resident investors. Its constituents represent about 70% of the total market capitalization of the respective markets. Generally, companies with publicly traded stock whose market capitalizations are not greater than the largest of those in the smallest 20% (9th and 10th deciles) of companies listed in the FTW as combined for the countries in which the Continental Series invests will be considered to be "small companies" and will be eligible for purchase by the Continental Series.


While the Advisor typically will use the aggregated FTW indices to determine the maximum size of eligible portfolio companies, portfolio acquisitions will not be limited to stocks listed on the FTW for any country. The Continental Series does not intend, however, to purchase shares of any company whose market capitalization is less than the equivalent of $5,000,000. The Continental Series intends to acquire a portion of the stock of each eligible company on a market capitalization basis. The Continental Series also may invest up to 5% of its assets in convertible debentures issued by European small companies. The Continental Series has acquired the stocks of small companies located in Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Spain, Sweden and Switzerland. When the Advisor determines that the investments of the Continental Series in the stocks of small companies in those countries are sufficiently diverse, the stocks of small companies located in other European countries may be acquired on a country-by-country basis. In addition, the Advisor may in its discretion either limit further investments in a particular country or divest the Continental Series of holdings in a particular country. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.")


THE PACIFIC RIM SMALL COMPANY SERIES


The Pacific Rim Small Company Series (the "Pacific Rim Series") is authorized to invest in stocks of a broad and diverse group of small companies located in Australia, New Zealand and Pacific Rim Asian countries whose shares are traded principally on the securities markets located in those countries. As of the date of this registration statement, the Pacific Rim Series may invest in small companies located in Australia, Hong Kong, Malaysia, New Zealand and Singapore. In the future, the Advisor may add small companies located in other Pacific Rim Asian countries as securities markets in these countries become accessible. In addition, the Advisor may in its discretion either limit further investments in a particular country or divest the Pacific Rim Series of holdings in a particular country. As of September 10, 1998, the Pacific Rim Series ceased offering its shares to new investors as a consequence of certain restrictions imposed by the Malaysian government on the repatriation of assets by foreign investors, such as the Pacific Rim Series. (See "Item 4(c) - Risks - Malaysian Securities.") As of June 14, 1999, the Pacific Rim Series resumed offering its shares to new investors as a result of events in Malaysia that the Advisor believes has demonstrated an improved investment climate and regulatory environment.

Company size will be determined by the Advisor in a manner that will compare the market capitalizations of the companies in all countries in which the Pacific Rim Series invests. The Advisor typically will use the appropriate country indices of the FTW converted to a common currency and aggregated, to define "small companies." Generally, companies with publicly traded stock whose market capitalizations are not greater than the largest of those in the smallest 30% of companies (8th, 9th and 10th deciles) listed in the FTW as combined for the countries in which the Pacific Rim Series invests will be considered to be "small companies" and will be eligible for purchase by the Pacific Rim Series.


While the Advisor typically will use the aggregated FTW indices to determine the maximum size of eligible portfolio companies, portfolio acquisitions will not be limited to stocks listed on the FTW for any country. The Pacific Rim Series does not intend to purchase shares of any company whose market capitalization is less than $5,000,000. The Pacific Rim Series intends to acquire a portion of the stock of each eligible company on a market capitalization basis. The Pacific Rim Series also may invest up to 5% of its assets in convertible debentures issued by small companies located in the Pacific Rim. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.")



PORTFOLIO STRUCTURE


Each Small Company Series is structured by generally basing the amount of each security purchased on the issuer's relative market capitalization with a view to creating in each Series a reasonable reflection of the relative market capitalizations of its portfolio companies. The following discussion applies to the investment policies of the Small Company Series.

The decision to include or exclude the shares of an issuer will be made on the basis of such issuer's relative market capitalization determined by reference to other companies located in the same country; except with respect to Continental and Pacific Rim Series, such determination shall be made by reference to other companies located in all countries in which the Series invest. Company size is measured in terms of local currencies in order to eliminate the effect of variations in currency exchange rates, except that Continental and Pacific Rim Series each will measure company size in terms of a common currency. Even though a company's stock may meet the applicable market capitalization criterion, it may not be purchased if (i) in the Advisor's judgment, the issuer is in extreme financial difficulty, (ii) the issuer is involved in a merger or consolidation or is the subject of an acquisition or (iii) a significant portion of the issuer's securities are closely held. Further, securities of real estate investment trusts will not be acquired (except as a part of a merger, consolidation or acquisition of assets). In addition, the Advisor may exclude the stock of a company that otherwise meets applicable market capitalization criterion if the Advisor determines in its best judgment that other conditions exist that make the purchase of such stock inappropriate.

Deviation from strict market capitalization weighting also will occur because the Advisor intends to purchase round lots only. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held may be reduced from time to time from the level which strict adherence to market capitalization weighting would otherwise require. A portion, but generally not in excess of 20%, of assets may be invested in interest-bearing obligations, such as money-market instruments for this purpose, thereby causing further deviation from strict market capitalization weighting.

Block purchases of eligible securities may be made at opportune prices even though such purchases exceed the number of shares which, at the time of purchase, strict adherence to the policy of market capitalization weighting would otherwise require. In addition, each Small Company Series may, in exchange for the issuance of shares, acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange. (See "In Kind Purchases" in Item 7(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of assets.

If securities must be sold in order to obtain funds to make redemption payments, they may be repurchased as additional cash becomes available. In most instances, however, management would anticipate selling securities which had appreciated sufficiently to be eligible for sale and, therefore, would not need to repurchase such securities. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Transactions.")

Changes in the composition and relative ranking (in terms of market capitalization) of the stocks which are eligible for purchase take place with every trade when the securities markets are open for trading due, primarily, to price fluctuations of such securities. On a not less than semi-annual basis, the Advisor will determine the market capitalization of the largest small company eligible for investment. Common stocks whose market capitalizations are not greater than such company will be purchased. Additional investments generally will not be made in securities which have appreciated in value sufficiently to be excluded from the Advisor's then current market capitalization limit for eligible portfolio securities. This may result in further deviation from strict market capitalization weighting and such deviation could be substantial if a significant amount of holdings increase in value sufficiently to be excluded from the limit for eligible securities, but not by a sufficient amount to warrant their sale. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY PORTFOLIOS - Portfolio Transactions.") A further deviation from market capitalization weighting may occur if a Series invests a portion of its assets in convertible debentures.

It is management's belief that the stocks of small companies offer, over a long term, a prudent opportunity for capital appreciation, but, at the same time, selecting a limited number of such issues for investment involves greater risk than investing in a large number of them.

Generally, current income is not sought as an investment objective, and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be selected for investment do pay dividends. It is anticipated, therefore, that dividend income will be received. Also, each Small Company Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See "Securities Loans" below.)

PORTFOLIO TRANSACTIONS

On a periodic basis, the Advisor will review the holdings of each of the Small Company Series and determine which, at the time of such review, are no longer considered small U.S., Japanese, United Kingdom, European or Pacific Rim companies. The present policy of the Advisor (except with respect to the U.S. 6-10 Series) is to consider portfolio securities for sale when they have appreciated sufficiently to rank, on a market capitalization basis, more than one full decile higher than the company with the largest market capitalization that is eligible for purchase by the particular Small Company Series as determined periodically by the Advisor. As of the date of this registration statement, the Advisor has established the following policy with respect to the U.S. 6-10 Series: securities held by the Series which have appreciated in value will be considered for sale when the market capitalization of the issuer has increased sufficiently to rank it in the largest 50% (deciles 5 through 1) based on market capitalization of securities listed on the NYSE. The Advisor may, from time to time, revise such policies if, in the opinion of the Advisor, such revision is necessary to maintain appropriate market capitalization weighting.

Securities which have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive, or due to an expected or realized decline in securities prices in general. Securities may be disposed of, however, at any time when, in the Advisor's judgment, circumstances, such as (but not limited to) tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices, warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the policy of maintaining portfolios of companies with small market capitalizations.

THE DFA INTERNATIONAL VALUE SERIES

The investment objective of The DFA International Value Series is to achieve long-term capital appreciation. The Series operates as a diversified investment company and seeks to achieve its objective by investing in the stocks of large non-U.S. companies that the Advisor believes to be value stocks at the time of purchase. Securities are considered value stocks primarily because a company's shares have a high book value in relation to their market value (a "book to market ratio"). In measuring value, the Advisor may consider additional factors such as cash flow, economic conditions and developments in the issuer's industry. Generally, the shares of a company in any given country will be considered to have a high book to market ratio if the ratio equals or exceeds the ratios of any of the 30% of companies in that country with the highest positive book to market ratios whose shares are listed on a major exchange, and, except as described below, will be considered eligible for investment. The Series intends to invest in the stocks of large companies in countries with developed markets. As of the date of this registration statement, the Series may invest in the stocks of large companies in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. As the Series' asset growth permits, it may invest in the stocks of large companies in other developed markets.

As of September 10, 1998, the Series ceased investing additional funds in Malaysia as a consequence of certain restrictions imposed by the Malaysian government on the repatriation of assets by foreign investors, such as the Series. (See "Item 4(c) - Risks - Malaysian Securities.")


Under normal market conditions, at least 65% of the Series' assets will be invested in companies organized or having a majority of their assets in or deriving a majority of their operating income in at least three non-U.S. countries and no more than 40% of the Series' assets will be invested in such companies in any one country. The Series reserves the right to invest in index futures contracts to commit funds awaiting investment or to maintain liquidity. Such investments entail certain risks. (See "Risks" in Item 4(c).)

As of the date of this registration statement, the Series intends to invest in companies having at least $800 million of market capitalization, and the Series will be approximately market capitalization weighted. The Advisor may reset such floor from time to time to reflect changing market conditions. In determining market capitalization weights, the Advisor, using its best judgment, will seek to eliminate the effect of cross holdings on the individual country weights. As a result, the weighting of certain countries in the Series may vary from their weighting in international indices such as those published by The Financial Times, Morgan Stanley Capital International or Salomon/Russell. The Advisor, however, will not attempt to account for cross holding within the same country. The Advisor may exclude the stock of a company that otherwise meets the applicable criteria if the Advisor determines in its best judgment that other conditions exist that make the purchase of such stock for the Series inappropriate.

Deviation from market capitalization weighting also will occur because the Series intends to purchase round lots only. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by the Series may be reduced from time to time from the level which adherence to market capitalization weighting would otherwise require. A portion, but generally not in excess of 20%, of the Series' assets may be invested in interest-bearing obligations, such as money-market instruments, thereby causing further deviation from market capitalization weighting. Such investments would be made on a temporary basis pending investment in equity securities pursuant to the Series' investment objective.

The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares which, at the time of purchase, adherence to the policy of market capitalization weighting would otherwise require. In addition, the Series may acquire securities eligible for purchase or otherwise represented in its portfolio at the time of the exchange in exchange for the issuance of its shares. (See "In Kind Purchases" in Item 7(b).) While such transactions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of the Series.

Changes in the composition and relative ranking (in terms of market capitalization and book to market ratio) of the stocks which are eligible for purchase by the Series take place with every trade when the securities markets are open for trading due, primarily, to price fluctuations of such securities. On a periodic basis, the Advisor will prepare a list of eligible large companies with high book to market ratios whose stock are eligible for investment; such list will be revised not less than semi-annually. Only common stocks whose market capitalizations are not less than such minimum will be purchased by the Series. Additional investments will not be made in securities which have depreciated in value to such an extent that they are not then considered by the Advisor to be large companies. This may result in further deviation from market capitalization weighting and such deviation could be substantial if a significant amount of the Series' holdings decrease in value sufficiently to be excluded from the then current market capitalization requirement for eligible securities, but not by a sufficient amount to warrant their sale.

It is management's belief that the value stocks of large companies offer, over a long term, a prudent opportunity for capital appreciation, but, at the same time, selecting a limited number of such issues for inclusion in the Series involves greater risk than including a large number of them. The Advisor does not anticipate that a significant number of securities which meet the market capitalization criteria will be selectively excluded from the Series.

The Series does not seek current income as an investment objective, and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be included in the Series do pay dividends. It is anticipated, therefore, that the Series will receive dividend income. The Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See "Securities Loans" below.)

Securities which have depreciated in value since their acquisition will not be sold by the Series solely because prospects for the issuer are not considered attractive, or due to an expected or realized decline in securities prices in general. Securities may be disposed of, however, at any time when, in the Advisor's judgment, circumstances warrant their sale, such as tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year, and will be held until such time as they are no longer considered an appropriate holding in light of the policy of maintaining a portfolio of companies with large market capitalizations and high book to market ratios.

In addition to the policies discussed in response to this Item, investment limitations have been adopted by each Series and are noted in response to Items 12(b) and (c) of Part B.

INVESTMENT OBJECTIVES AND POLICIES - GLOBAL SERIES

The investment objective of each of the Global Series is to achieve long-term capital appreciation. The Global Value Series provides investors with access to securities portfolios consisting of stocks of large U.S. and non-U.S. companies that have high book to market ratios. The Global Large Company Series provides investors with access to securities portfolios consisting of stocks that comprise the S&P 500-Registered Trademark- Index and stocks of large non-U.S. companies in Europe, Australia and the Far East. The Global Small Company Series provides investors with access to securities portfolios consisting of stocks of small Japanese, UK, European, Pacific Rim and U.S. companies.

Each of the Global Series seeks to achieve its investment objective by investing virtually all of its assets in other Series of the Trust, or in portfolios of other registered investment companies that are managed by the Advisor, including DFA Investment Dimensions Group Inc. ("DFAIDG"). (The Series of the Trust, the portfolios of DFAIDG, and the series of any other registered investment company that is advised by the Advisor in which the Global Series may invest, from time to time, are referred to as the "Master Series.") The Global Series sell their shares to institutional investors located in the United States and abroad. These institutional investors may include registered and unregistered investment companies. Investors which, for a variety of reasons, may choose not to make substantial, or any, direct investment in the companies whose securities will be held by the Master Series, may participate in the investment performance of those companies through ownership of shares in one or more Global Series.


PORTFOLIO STRUCTURE. The Global Series will invest in the Master Series in such relative portions as determined by the Trust's management from time to time. As of the date of this registration statement, each Global Series intends to invest in the shares of the following Master Series:


                      Global Value Series
                             Large Cap Value Series
                             The DFA International Value Series

                      Global Large Company Series
                             U.S. Large Company Series
                             Large Cap International Portfolio of DFAIDG

                      Global Small Company Series
                             U.S. 6-10 Small Company Series
                             Japanese Small Company Series
                             Continental Small Company Series
                             United Kingdom Small Company Series
                             Pacific Rim Small Company Series

For a complete description of the investment objectives and policies, portfolio construction and portfolio transactions for each Master Series, see "Investment Objectives, Principal Investment Strategies, and Related Risks - The U.S. Large Company Series," "INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES" and "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES" in this registration statement.

The Global Large Company Series intends to invest in shares of the Large Cap International Portfolio of DFAIDG (the "Large Cap International Portfolio"). The investment objective of the Large Cap International Portfolio is to achieve long-term capital appreciation by investing in the stocks of non-U.S. large companies in Europe, Australia and the Far East. Generally, the companies whose stocks will be selected by the Advisor for the Large Cap International Portfolio will be in the largest 50% in terms of market capitalization for each country. Under normal market conditions, at least 65% of the Large Cap International Portfolio's assets will be invested in companies organized or having a majority of their assets in or deriving a majority of their operating income in at least three non-U.S. countries. The Large Cap International Portfolio reserves the right to invest in index futures contracts to commit funds awaiting investment or to maintain liquidity. The Large Cap International Portfolio does not seek current income as an investment objective and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be included in the Large Cap International Portfolio do pay dividends. It is anticipated, therefore, that the Large Cap International Portfolio will receive dividend income.

While each Global Series currently intends to invest in the specific Master Series identified above, each Global Series may invest in other Master Series, in such portions as may be determined from time to time by the Trust's management. In addition, each Global Series may invest in U.S. government obligations, U.S. government agency obligations, bank obligations and commercial paper. (See "INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES - Description of Investments" in this registration statement.) Periodically, the Trust's management will determine the allocation of the assets by each Global Series in the Series' corresponding Master Series. In setting the target allocations, the Trust's management will first consider the market capitalizations of all eligible companies in each of the Master Series. The Trust's management will calculate the market capitalizations for each Master Series, other than The U.S. Large Company Series, in the manner described in this registration statement. In determining the target allocations, the Trust's management, using its best judgment, will seek to eliminate the effect of cross holdings between companies on a portfolio by portfolio basis and may take into account the existence of substantial private or government ownership of the shares of a company. The Trust's management may also consider such other factors as it deems appropriate with respect to determining the target allocations. When the Trust's management determines that market forces have caused fundamental changes in the relative values of companies owned by the Master Series, the Trust's management intends to modify the target allocations of the Global Series. To maintain target weights during the period, adjustments may be made by applying future purchases by the respective Global Series in proportion necessary to rebalance the investment portfolio of the Global Series.

THE EMERGING MARKETS SERIES AND THE EMERGING MARKETS SMALL CAP SERIES


The investment objective of both The Emerging Markets Series and The Emerging Markets Small Cap Series is to achieve long-term capital appreciation. Each Series operates as a diversified investment company and seeks to achieve its investment objective by investing in emerging markets designated by the Investment Committee of the Advisor ("Approved Markets"). Each Series invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on OTC markets. These exchanges or OTC markets may be either within or outside the issuer's domicile country, and the securities may be listed or traded in the form of International Depository Receipts ("IDRs") or American Depository Receipts ("ADRs"). As of September 10, 1998, the Emerging Markets Series and the Emerging Markets Small Cap Series ceased investing additional funds in Malaysia as a consequence of certain restrictions imposed by the Malaysian government on the repatriation of assets by foreign investors such as the Series. (See "Item 4(c) - Risks - Malaysian Securities.")


SERIES' CHARACTERISTICS AND POLICIES. The Emerging Markets Series will seek a broad market coverage of larger companies within each Approved Market. This Series will attempt to own shares of companies whose aggregate overall share of the Approved Market's total public market capitalization is at least in the upper 40% of such capitalization, and can be as large as 75%. The Emerging Markets Series may limit the market coverage in the smaller emerging markets in order to limit purchases of small market capitalization companies.

The Emerging Markets Small Cap Series will seek a broad market coverage of smaller companies within each Approved Market. This Series will attempt to own shares of companies whose market capitalization is less than $1.5 billion. On a periodic basis, the Advisor will review the holdings of the Emerging Markets Small Cap Series and determine which, at the time of such review, are no longer considered small emerging market companies. The present policy is to consider portfolio securities for sale when they have appreciated sufficiently to rank, on a market capitalization basis, 100% larger than the largest market capitalization that is eligible for purchase as set by the Advisor for that Approved Market.

Each Series may not invest in all such companies or Approved Markets described above or achieve approximate market weights, for reasons which include constraints imposed within Approved Markets (e.g., restrictions on purchases by foreigners), and each Series' policy not to invest more than 25% of its assets in any one industry.

Under normal market conditions, the Emerging Markets Series will invest at least 65% of its assets in Approved Market securities, and the Emerging Markets Small Cap Series will invest at least 65% of its assets in small company (as defined above) Approved Market Securities. Approved Market securities are defined to be
(a) securities of companies organized in a country in an Approved Market or for which the principal trading market is in an Approved Market, (b) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country, (c) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets, (d) securities of companies that derive at least 50% of their revenues primarily from either goods or services produced in Approved Markets or sales made in Approved Markets and (e) Approved Markets equity securities in the form of depositary shares. Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets such that their value will tend to reflect developments in Approved Markets to a greater extent than developments in other regions. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Markets securities so long as the Advisor believes at the time of investment that the value of the company's securities will reflect principally conditions in Approved Markets.

The Advisor defines the term "emerging market" to mean a country which is considered to be an emerging market by the International Finance Corporation. Approved emerging markets may not include all such emerging markets. In determining whether to approve markets for investment, the Board of Trustees will take into account, among other things, market liquidity, investor information, government regulation, including fiscal and foreign exchange repatriation rules and the availability of other access to these markets by the investors of each of the Series.

As of the date of this registration statement, the following countries are designated as Approved Markets: Argentina, Brazil, Chile, Greece, Hungary, Indonesia, Israel, Malaysia, Mexico, Philippines, Poland, Portugal, Korea, Thailand and Turkey. Countries that may be approved in the future include but are not limited to Colombia, Czech Republic, India, Jordan, Nigeria, Pakistan, Republic of China (Taiwan), Republic of South Africa, Venezuela and Zimbabwe.

Each Series may invest up to 35% of its assets in securities of issuers that are not Approved Markets securities, but whose issuers the Advisor believes derive a substantial proportion, but less than 50%, of their total revenues from either goods and services produced in, or sales made in, Approved Markets.

Pending the investment of new capital in Approved Market equity securities, each Series will typically invest in money market instruments or other highly liquid debt instruments denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, each Series may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although neither Series expects the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances. Both Series also may invest in shares of other investment companies that invest in one or more Approved Markets, although they intend to do so only where access to those markets is otherwise significantly limited. The Series may also invest in money market mutual funds for temporary cash management purposes. Subject to certain exceptions, the Investment Company Act of 1940 limits investment by a Series in shares of other investment companies as follows: (1) no more than 10% of the value of a Series' total assets may be invested in shares of other investment companies; (2) a Series may not own securities issued by an investment company having an aggregate value in excess of 5% of the value of the total assets of the Series; and (3) a Series may not own more than 3% of the total outstanding voting stock of an investment company. If either Series invests in another investment company, the Series' shareholders will bear not only their proportionate share of expenses of the Series (including operating expenses and the fees of the Advisor), but also will bear indirectly similar expenses of the underlying investment company. In some Approved Markets, it will be necessary or advisable for a Series to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets. Each Series also may invest up to 5% of its assets in convertible debentures issued by companies organized in Approved Markets.


PORTFOLIO STRUCTURE. Each Series' policy of seeking broad market diversification means that the Advisor will not utilize "fundamental" securities research techniques in identifying securities selections. The decision to include or exclude the shares of an issuer will be made primarily on the basis of such issuer's relative market capitalization determined by reference to other companies located in the same country. Company size is measured in terms of reference to other companies located in the same country and in terms of local currencies in order to eliminate the effect of variations in currency exchange rates. Even though a company's stock may meet the applicable market capitalization criterion, it may not be included in a Series for one or more of a number of reasons. For example, in the Advisor's judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a "passive foreign investment company" (as defined in the Code). To this extent, there will be the exercise of discretion and consideration by the Advisor which would not be present in the management of a portfolio seeking to represent an established index of broadly traded domestic securities (such as the S&P 500-Registered Trademark- Index). The Advisor will also exercise discretion in determining the allocation of investments as between Approved Markets.


It is management's belief that equity investments offer, over a long term, a prudent opportunity for capital appreciation, but, at the same time, selecting a limited number of such issues for inclusion in a Series involves greater risk than including a large number of them.

Neither Series seeks current income as an investment objective, and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be included in a Series do pay dividends. It is anticipated, therefore, that both Series will receive dividend income.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities may be disposed of at any time when, in the Advisor's judgment, circumstances warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.

For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, each Series may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative value of foreign currencies, each Series may purchase foreign currency futures contracts. A Series will only enter into such a futures contract if it is expected that the Series will be able readily to close out such contract. There can, however, be no assurance that it will be able in any particular case to do so, in which case the Series may suffer a loss.

INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES

THE DFA ONE-YEAR FIXED INCOME SERIES

The investment objective of The DFA One-Year Fixed Income Series is to achieve a return in excess of the rate of inflation with a minimum of risk. The Series will pursue its objective by investing its assets in U.S. government obligations, U.S. government agency obligations, dollar-denominated obligations of foreign issuers issued in the U.S., bank obligations, including U.S. subsidiaries and branches of foreign banks, corporate obligations, commercial paper, repurchase agreements and obligations of supranational organizations. Generally, the Series will acquire obligations which mature within one year from the date of settlement, but substantial investments may be made in obligations maturing within two years from the date of settlement when greater returns are available. It is the Series' policy that the weighted average length of maturity of investments will not exceed one year. The Series principally invests in certificates of deposit, commercial paper, bankers' acceptances, notes and bonds. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these instruments exceeds the yield to maturity on all other eligible portfolio investments of similar quality for a period of five consecutive days when the NYSE is open for trading. (See "Investments in the Banking Industry" in this Item 4 below.)

THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES

The investment objective of The DFA Two-Year Global Fixed Income Series is to maximize total returns consistent with preservation of capital. The Series will invest in obligations issued or guaranteed by the U.S. and foreign governments, their agencies and instrumentalities, corporate debt obligations, bank obligations, commercial paper, repurchase agreements, obligations of other domestic and foreign issuers having quality ratings meeting the minimum standards described in "Description of Investments," securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States, and obligations of supranational organizations, such as the World Bank, the European Investment Bank, European Economic Community and European Coal and Steel Community. At the present time, the Advisor expects that most investments will be made in the obligations of issuers which are in developed countries, such as those countries which are members of the Organization of Economic Cooperations and Development ("OECD"). However, in the future, the Advisor anticipates investing in issuers located in other countries as well. Under normal market conditions, the Series will invest at least 65% of the value of its assets in issuers organized or having a majority of their assets in, or deriving a majority of their operating income in, at least three different countries, one of which may be the United States.

The Series will acquire obligations that have a dollar-weighted average length of maturity not to exceed two years. Because many of the Series' investments will be denominated in foreign currencies, the Series will also enter into forward foreign currency contracts solely for the purpose of hedging against fluctuations in currency exchange rates. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these instruments exceeds the yield to maturity on all other eligible portfolio investments of similar quality for a period of five consecutive days when the NYSE is open for trading. (See "Investments in the Banking Industry" in this Item 4 below.)

DESCRIPTION OF INVESTMENTS

The following is a description of the categories of investments which may be acquired by The DFA One-Year Fixed Income Series and Two-Year Global Fixed Income Series (the "Fixed Income Series").

                                                                Permissible
                                                                Categories:
                                                                -----------
     The DFA One-Year Fixed Income Series                          1-6, 8
     The DFA Two-Year Global Fixed Income Series                   1-10

     1. U.S. GOVERNMENT OBLIGATIONS - Debt securities issued by the U.S. Treasury which are direct obligations of the U.S. government, including bills, notes and bonds.

     2. U.S. GOVERNMENT AGENCY OBLIGATIONS - Issued or guaranteed by U.S. government-sponsored instrumentalities and federal agencies, including the Federal National Mortgage Association, Federal Home Loan Bank and the Federal Housing Administration.

     3. CORPORATE DEBT OBLIGATIONS - Non-convertible corporate debt securities (e.g., bonds and debentures) which are issued by companies whose commercial paper is rated Prime-1 by Moody's Investors Services, Inc. ("Moody's") or A-1 by S&P and dollar-denominated obligations of foreign issuers issued in the U.S. If the issuer's commercial paper is unrated, then the debt security would have to be rated at least AA by S&P or Aa2 by Moody's. If there is neither a commercial paper rating nor a rating of the debt security, then the Advisor must determine that the debt security is of comparable quality to equivalent issues of the same issuer rated at least AA or Aa2.

     4. BANK OBLIGATIONS - Obligations of U.S. banks and savings and loan associations and dollar-denominated obligations of U.S. subsidiaries and branches of foreign banks, such as certificates of deposit (including marketable variable rate certificates of deposit) and bankers' acceptances. Bank certificates of deposit will only be acquired from banks having assets in excess of $1,000,000,000.

     5. COMMERCIAL PAPER - Rated, at the time of purchase, A-1 or better by S&P or Prime-1 by Moody's, or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated Aaa by Moody's or AAA by S&P, and having a maximum maturity of nine months.

     6. REPURCHASE AGREEMENTS - Instruments through which the Series purchase securities ("underlying securities") from a bank, or a registered U.S. government securities dealer, with an agreement by the seller to repurchase the security at an agreed price, plus interest at a specified rate. The underlying securities will be limited to U.S. government and agency obligations described in (1) and (2) above. The Series will not enter into a repurchase agreement with a duration of more than seven days if, as a result, more than 10% of the value of the Series' total assets would be so invested. The Series will also only invest in repurchase agreements with a bank if the bank has at least $1,000,000,000 in assets and is approved by the Investment Committee of the Advisor. The Advisor will monitor the market value of the securities plus any accrued interest thereon so that they will at least equal the repurchase price.

     7. FOREIGN GOVERNMENT AND AGENCY OBLIGATIONS - Bills, notes, bonds and other debt securities issued or guaranteed by foreign governments, or their agencies and instrumentalities.

     8. SUPRANATIONAL ORGANIZATION OBLIGATIONS - Debt securities of supranational organizations such as the European Coal and Steel Community, the European Economic Community and the World Bank, which are chartered to promote economic development.

     9. FOREIGN ISSUER OBLIGATIONS - Debt securities of non-U.S. issuers rated AA or better by S&P or Aa2 or better by Moody's.

     10. EURODOLLAR OBLIGATIONS - Debt securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States.

Investors should be aware that the net asset values of the Fixed Income Series may change as general levels of interest rates fluctuate. When interest rates increase, the value of a portfolio of fixed-income securities can be expected to decline. Conversely, when interest rates decline, the value of a portfolio of fixed-income securities can be expected to increase.

INVESTMENTS IN THE BANKING INDUSTRY

The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series will invest more than 25% of their total respective assets in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these investments exceeds the yield to maturity on all other eligible portfolio investments for a period of five consecutive days when the NYSE is open for trading. For the purpose of this policy, which is a fundamental policy of each Series and can only be changed by a vote of the shareholders of each Series, banks and bank holding companies are considered to constitute a single industry, the banking industry. When investment in such obligations exceeds 25% of the total net assets of any of these Series, such Series will be considered to be concentrating their investments in the banking industry. As of the date of this registration statement, The DFA One-Year Fixed Income Series is not concentrating its investments in this industry and the Two-Year Global Fixed Income Series is concentrating its investments in this industry. The types of bank and bank holding company obligations in which The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series may invest include: certificates of deposit, bankers' acceptances, commercial paper and other debt obligations and which mature within two years of the date of settlement, provided such obligations meet each Series' established credit rating criteria as stated under "Description of Investments." In addition, both Series are authorized to invest more than 25% of their total assets in Treasury bonds, bills and notes and obligations of federal agencies and instrumentalities.

PORTFOLIO STRATEGY

The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series will be managed with a view to capturing credit risk premiums and term or maturity premiums. The term "credit risk premium" means the anticipated incremental return on investment for holding obligations considered to have greater credit risk than direct obligations of the U.S. Treasury, and "maturity risk premium" means the anticipated incremental return on investment for holding securities having maturities of longer than one month compared to securities having a maturity of one month. The Advisor believes that credit risk premiums are available largely through investment in high grade commercial paper, certificates of deposit and corporate obligations. The holding period for assets of the Series will be chosen with a view to maximizing anticipated returns, net of trading costs.

The Fixed Income Series are expected to have high portfolio turnover rates due to the relatively short maturities of the securities to be acquired. The rate of portfolio turnover will depend upon market and other conditions; it will not be a limiting factor when management believes that portfolio changes are appropriate. While the Fixed Income Series acquire securities in principal transactions and, therefore, do not pay brokerage commissions, the spread between the bid and asked prices of a security may be considered to be a "cost" of trading. Such costs ordinarily increase with trading activity. However, as stated above, securities ordinarily will be sold when, in the Advisor's judgment, the monthly return of the Fixed Income Series will be increased as a result of portfolio transactions after taking into account the cost of trading. It is anticipated that securities will be acquired in the secondary markets for short term instruments.

SECURITIES LOANS

Each Series of the Trust may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While a Series may earn additional income from lending securities, such activity is incidental to the investment objective of a Series. The value of securities loaned may not exceed 33-1/3% of the value of a Series' total assets. In connection with such loans, a Series will receive collateral consisting of cash or U.S. Government securities, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. In addition, the Series will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering the loaned securities. Management believes that this risk can be controlled through careful monitoring procedures. While the Global Series are authorized to lend securities, it is not presently anticipated that the Series will do so, in light of their investment strategies.


ITEM 4(b) OTHER INVESTMENT PRACTICES


The U.S. 6-10 Small Company Series and U.S. 9-10 Small Company Series may invest in securities of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series.

The U.S. Large Company Series may invest generally not more than 5% of its net assets in the same types of short-term fixed income obligations as may be acquired by The DFA One-Year Fixed Income Series, in order to maintain liquidity or to invest temporarily uncommitted cash balances. (See "Investment Objectives and Policies - Fixed Income Series - The DFA One-Year Fixed Income Series" in Items 4(a) and (b).)

The U.S. Large Company Series, the U.S. Value Series and The DFA International Value Series may acquire stock index futures contracts and options thereon in order to commit funds awaiting investment in stocks or maintain cash liquidity. To the extent that such Series invest in futures contracts and options thereon for other than bona fide hedging purposes, no Series will enter into such transactions if, immediately thereafter, the sum of the amount of margin deposits and premiums paid for open futures options would exceed 5% of the Series' total assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Such investments entail certain risks. (See "Risks" in Item 4(c).)

4(c)   RISKS

Please note that while the following discussion relates to the risks of certain investments by certain Series, it should be understood that, with respect to the Global Series, the discussion applies to the Master Series in which the Global Series invest.

SMALL COMPANY SECURITIES

Typically, securities of small companies are less liquid than securities of large companies. Recognizing this factor, management will endeavor to effect securities transactions in a manner to avoid causing significant price fluctuations in the market for these securities. In addition, the prices of small company securities may fluctuate more sharply than those of other securities.

FOREIGN SECURITIES

The Japanese Small Company, United Kingdom Small Company, Continental Small Company, Pacific Rim Small Company, Enhanced U.S. Large Company, DFA One-Year Fixed Income, Two-Year Global Fixed Income, DFA International Value, Global Value, Global Large Company and Global Small Company Series (in the case of the Global Series, through their investments in the Master Series), and the Large Cap International Portfolio, invest in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political and or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the value of the assets held by the Series. (Also see "Foreign Currencies and Related Transactions" below.) Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies and there may be less publicly available information about such companies than comparable U.S. companies. The Enhanced U.S. Large Company, DFA One-Year Fixed Income and Two-Year Global Fixed Income Series also may invest in obligations of supranational organizations. The value of the obligations of these organizations may be adversely affected if one or more of their supporting governments discontinue their support. Also, there can be no assurance that any of the Series will achieve its investment objective.

The economies of many countries in which The Japanese Small Company, United Kingdom Small Company, Continental Small Company, Pacific Rim Small Company, Enhanced U.S. Large Company, DFA One-Year Fixed Income, Two-Year Global Fixed Income, DFA

International Value, Global Value, Global Large Company and Global Small Company Series and Large Cap International Portfolio invest are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measurers of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of a Series that holds the foreign securities. The next asset value of the Series is denominated in U.S. dollars, and therefore, declines in market price of both the foreign securities held by a Series and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Series' shares.

INVESTING IN EMERGING MARKETS

The investments of The Emerging Markets Series and The Emerging Markets Small Cap Series involve risks that are in addition to the usual risks of investing in developed foreign markets. A number of emerging securities markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging countries. In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter- rather than longer-term holdings. While The Emerging Markets Series and The Emerging Markets Small Cap Series will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to a Series' investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, a Series might, among other things, discontinue the purchasing of securities in that country. Such restrictions will be considered in relation to the Series' liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. The valuation of securities held by a Series is the responsibility of the Board of Trustees, acting in good faith and with advice from the Advisor. (See "Pricing of Fund Shares" in Item 7(a).) Further, some attractive equity securities may not be available to the Series because foreign shareholders hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging securities markets in which The Emerging Markets Series and The Emerging Markets Small Cap Series may invest are relatively small, have low trading volumes, suffer periods of illiquidity and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a Series to make intended securities purchases due to settlement problems could cause the Series to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a Series due to subsequent declines in value of the portfolio security or, if a Series has entered into a contract to sell the security, could result in possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a Series' portfolio securities in such markets may not be readily available. The Series' portfolio securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Trustees.

Government involvement in the private sector varies in degrees among the emerging securities markets contemplated for investment by the Series. Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures which could be detrimental to the investments of a Series.


Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that The Emerging Markets Series and The Emerging Markets Small Cap Series could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.



MALAYSIAN SECURITIES



On September 1, 1998, the Malaysian government announced a series of capital and foreign exchange controls on the Malaysian currency, the ringgit, and on transactions on the Kuala

Lampur Stock Exchange, that operated to severely constrain or prohibit foreign investors, including the Pacific Rim, The Emerging Markets and The Emerging Markets Small Cap Series, from repatriating assets. Pursuant to these regulations, the Series were not permitted to convert the proceeds of the sale of their Malaysian investments into U.S. dollars prior to September 1, 1999.



As a consequence of these developments, the Series ceased investing additional funds in Malaysia effective September 10, 1998. On February 4, 1999, the Malaysian government announced the imposition of a levy on repatriation of portfolio capital. The levy replaced the 12-month holding period imposed under the September 1, 1998 exchange control rules. The amount of the levy depends on the duration that funds have been held in Malaysia. With respect to funds invested in Malaysia prior to February 15, 1999, which includes the funds invested by the Series, profits from investment made during the 12-month holding period are exempt from imposition of a levy. A levy will be imposed, however, on the amount attributable to the cost of the investment that is repatriated. Currently, amounts attributable to the cost of the investment repatriated within one year of the date of their initial investment are subject to the levy at a decreasing rate. It is anticipated that a levy will no longer be imposed after September 1, 1999, at which time the Malaysia authorities will implement a capital gains tax.



The Series are presently valuing the Malaysian investments at the current market prices of the securities and discounting the U.S. dollar-ringgit currency exchange rate. The Series consider their Malaysian investments to be liquid, as a result of transactions where the Series have successfully sold certain Malaysian investments, and also because of changes in the Malaysian regulatory environment. It is impossible to predict future events in Malaysia and what, if any, further actions the Malaysian government may take that may impact the Malaysian investments of the Series. The Advisor is closely monitoring developments in Malaysia, and will continue to manage the Malaysian investments in the best interests of investors. As of August 31, 1999, Malaysian securities constituted approximately the following percentages of the net asset value of the following Series: Pacific Rim Series, 15.4%; The Emerging Markets Small Cap Series, 10.8%; and The Emerging Markets Series, 9.1%.


FOREIGN CURRENCIES AND RELATED TRANSACTIONS

Investments of the Japanese, United Kingdom, Continental and Pacific Rim Series, The DFA International Value Series, Large Cap International Portfolio, The Emerging Markets Series, The Emerging Markets Small Cap Series, many of the investments of The DFA Two-Year Global Fixed Income Series and, to a lesser extent, the investments of The Enhanced U.S. Large Company Series, will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Series. The Series may purchase foreign currency futures contracts and options in order to hedge against changes in the level of foreign currency exchange rates. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and enable the Series to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of Series securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures and options thereon depend on the direction of securities prices, interest rates and other economic factors.

INTRODUCTION OF THE EURO

On January 1, 1999, the European Monetary Union ("EMU") introduced a common currency, the Euro, replacing its members' national currencies. This development may affect Series' investments in EMU countries to the extent the introduction of the Euro changes investment practices, opportunities, risks and investor behavior or creates administrative problems. The Advisor and its global custodians are attempting to assure on an ongoing basis that the Series will remain unaffected by any transition-related disruptions. However, they cannot guarantee that their efforts will succeed completely. The relative value of the U.S. dollar and Euro will fluctuate. Accordingly, currency risk (discussed above) will continue to apply to Series' investments in EMU countries.

BORROWING

Each Series, except the U.S. 9-10 Series, Japanese Series and The DFA One-Year Fixed Income Series, has reserved the right to borrow amounts not exceeding 33% of its net assets for the purposes of making redemption payments. When advantageous opportunities to do so exist, the Series may purchase securities when borrowings exceed 5% of the value of the Series' net assets. Such purchases can be considered to be "leveraging," and in such circumstances, the net asset value of the Series may increase or decrease at a greater rate than would be the case if the Series had not leveraged. The interest payable on the amount borrowed would increase the Series' expenses and if the appreciation and income produced by the investments purchased when the Series has borrowed are less than the cost of borrowing, the investment performance of the Series will be reduced as a result of leveraging.

PORTFOLIO STRATEGIES

The method employed by the Advisor to manage each Series, except The U.S. Large Company Series, The Enhanced U.S. Large Company Series and the Fixed Income Series, will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio acquisitions rather than rely on this technique to select securities. Further, because securities generally will be held long-term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors. The U.S. Large Company Series will operate as an index fund and, therefore, represents a passive method of investing in all stocks that comprise the S&P 500-Registered Trademark- Index which does not entail selection of securities based on the individual investment merits of their issuers. The investment performance of The U.S. Large Company Series is expected to approximate the investment performance of the S&P 500-Registered Trademark- Index, which tends to be cyclical in nature, reflecting periods when stock prices generally rise or fall.

FUTURES CONTRACTS AND OPTIONS ON FUTURES

All Series except The U.S. 9-10 and 6-10 Small Company Series and The DFA One-Year Fixed Income Series may invest in index futures contracts and options on index futures. To the extent that such Series invest in futures contracts and options thereon for other than bona fide hedging purposes, no Series will enter into such transactions if, as a result, more than 5% of its net assets would then consist of margin deposits and premiums required to establish such positions, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%.

These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Series and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting a Series' ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability of a Series to invest in futures contracts and options on futures contracts.

OPTIONS ON STOCK INDICES


The Enhanced U.S. Large Company Series may purchase put and call options and write put and call options on stock indices and stock index futures listed on national securities exchanges or traded OTC. The Enhanced U.S. Large Company Series may use these techniques to hedge against changes in securities prices or as part of its overall investment strategy. An option on an index is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the cash value of the index at a specified exercise price at any time during the term of the option. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect specified facets of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.) A stock index fluctuates with changes in the market values of the stocks included in the index.


With respect to the writing of options, the writer has no control over the time when it may be required to fulfill its obligation. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option on the same series. There can be no assurance, however, that a closing purchase or sale transaction can be effected when The Enhanced U.S. Large Company Series desires.

The Enhanced U.S. Large Company Series may write covered straddles consisting of a combination of a call and a put written on the same index. A straddle will be covered when sufficient assets are deposited to meet The Enhanced U.S. Large Company Series' immediate obligations. The Series may use the same liquid assets to cover both the call and put options where the exercise price of the call and the put are the same or the exercise price of the call is higher than that of the put. In such cases, the Series will also segregate liquid assets equivalent to the amount, if any, by which the put is "in the money."

The effectiveness of purchasing stock index options will depend upon the extent to which price movements in The Enhanced U.S. Large Company Series' portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Series will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. If The Enhanced U.S. Large Company Series takes positions in options instruments contrary to prevailing market trends, the Series could be exposed to the risk of a loss. Certain restrictions imposed on The Enhanced U.S. Large Company Series by the Code may limit the ability of such Series to invest in options.

SWAPS

The Enhanced U.S. Large Company Series may enter into equity index swap agreements for purposes of attempting to obtain a particular desired return at a lower cost to the Series than if the Series had invested directly in an instrument that yielded that desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested in a group of securities representing a particular index.

The "notional amount" of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. Most swap agreements entered into by The Enhanced U.S. Large Company Series would calculate the obligations of the parties to the agreement on a "net basis." Consequently, the Series' current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The Enhanced U.S. Large Company Series' current obligations under a swap agreement will be accrued daily (offset against amounts owed to the Series) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of liquid assets to avoid any potential leveraging of the Series' portfolio. The Enhanced U.S. Large Company Series will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Series' assets.

Because they are two-party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid, and, therefore, swap agreements entered into by The Enhanced U.S. Large Company Series and other illiquid securities will be limited to 15% of the net assets of the Series. Moreover, The Enhanced U.S. Large Company Series bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Advisor will cause The Enhanced U.S. Large Company Series to enter into swap agreements only with counterparties that the Investment Committee of the Advisor has approved. Certain restrictions imposed on the Enhanced U.S. Large Company Series by the Code may limit the Series' ability to use swap agreements. The swap market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect The Enhanced U.S. Large Company Series' ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

BANKING INDUSTRY CONCENTRATIONS

Concentrating in obligations of the banking industry may involve additional risk by foregoing the safety of investing in a variety of industries. Changes in the market's perception of the riskiness of banks relative to non-banks could cause more fluctuations in the net asset value of The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series than might occur in less concentrated portfolios.

YEAR 2000 ISSUE

Unless modified, many computer programs will not properly process information from the year 2000 on. While the issue is international in scope, there is particular concern with foreign entities. The Advisor has taken steps designed to ensure that its computers and those of the Series' service providers (e.g., custodians) will operate properly. The Series may be negatively affected if the Advisor's efforts prove inadequate, and/or year 2000 problems hurt portfolio securities or economic conditions generally.

RESPONSES TO ITEM 5 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 2(b) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

(a)(1) INVESTMENT ADVISER.

(i) Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, serves as investment advisor to each of the Series, except the Global Series, for which it serves as the administrator. The Advisor was organized in May 1981 and is engaged in the business of providing investment management services to institutional investors. Assets under management total approximately $31 billion.

Pursuant to an investment management agreement with the Trust with respect to each Series except the Global Series, the Advisor manages the investment and reinvestment of their assets. The Advisor also provides the Trust with records concerning the Advisor's activities which the Trust is required to maintain and renders regular reports to the Trust's officers and the Board of Trustees. The Advisor also provides all of the Series with a trading department and selects brokers and dealers to effect securities transactions.

INVESTMENT SERVICES - UNITED KINGDOM AND CONTINENTAL SMALL COMPANY SERIES


Pursuant to Sub-Advisory Agreements with the Advisor, Dimensional Fund Advisors Ltd. ("DFAL"), 14 Berkeley Street, London, W1X 5AD, England, a company that is organized under the laws of England, has the authority and responsibility to select brokers or dealers to execute securities transactions for the United Kingdom and Continental Series. DFAL's duties include the maintenance of a trading desk for the Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis the Advisor reviews the holdings of the United Kingdom and Continental Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFAL. DFAL maintains and furnishes to the Advisor information and reports on United Kingdom and European small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Series. DFAL is a member of the Investment Management Regulatory Organization Limited ("IMRO"), a self-regulatory organization for investment managers operating under the laws of England. The Advisor owns 100% of the outstanding shares of DFAL.


INVESTMENT SERVICES - JAPANESE AND PACIFIC RIM SMALL COMPANY SERIES

Pursuant to Sub-Advisory Agreements with the Advisor, DFA Australia Limited ("DFA Australia"), Suite 2001 Gateway, 1 MacQuarie Place, Sydney, New South Wales 2000, Australia, the successor to Dimensional Fund Advisors Asia Inc., has the authority and responsibility to select brokers and dealers to execute securities transactions for the Japanese and Pacific Rim Series. DFA Australia's duties include the maintenance of a trading desk for each Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the Japanese and Pacific Rim Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFA Australia. DFA Australia maintains and furnishes to the Advisor information and reports on Japanese and Pacific Rim small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by each Series. The Advisor beneficially owns 100% of DFA Australia.

CONSULTING SERVICES - DFA INTERNATIONAL VALUE SERIES, EMERGING MARKETS SERIES AND EMERGING MARKETS SMALL CAP SERIES

The Advisor has entered into a Consulting Services Agreement with DFAL and DFA Australia, respectively. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to DFA International Value Series, Emerging Markets Series and Emerging Markets Small Cap Series.

6(a)(1)(ii) For the fiscal year ended November 30, 1998, the Advisor received a fee for its services which, on an annual basis, equaled the following percentage of the average net assets of each Series:

                   SERIES                                MANAGEMENT FEE
U.S. Large Company                                            0.025%
Enhanced U.S. Large                                           0.05%
  Company
U.S. Large Cap Value                                          0.10%
U.S. 4-10 Value                                               0.10%
U.S. 6-10 Value                                               0.20%
U.S. 6-10 Small Company                                       0.03%
U.S. 9-10 Small Company                                       0.10%
DFA International Value                                       0.20%
Japanese Small Company                                        0.10%
Pacific Rim Small Company                                     0.10%
United Kingdom Small                                          0.10%
  Company
Continental Small Company                                     0.10%
Emerging Markets                                              0.10%
Emerging Markets Small                                        0.20%
  Cap
DFA One-Year Fixed Income                                     0.05%
DFA Two-Year Global Fixed                                     0.05%
  Income


The management fee applicable to each Tax-Managed Value Series, which had not commenced operations as of November 30, 1998, is equal to 0.20% of the applicable Series' average net assets on an annual basis. While The Global Value Series, The Global Large

Company Series and The Global Small Company Series are not subject to a management fee, investments by the Global Series in the Master Series are subject to the management fees charged by the respective Master Series.


6(a)(2)   PORTFOLIO MANAGER. Investment decisions for all Series (except the
Global Series) are made by the Investment Committee of the Advisor which meets on a regular basis and also as needed to consider investment issues. The Investment Committee is composed of certain officers and directors of the Advisor who are elected annually.

6(a)(3)   LEGAL PROCEEDINGS.    Not applicable.

6(b)   CAPITAL STOCK.    Not applicable.

ITEM 7.  SHAREHOLDER INFORMATION

(a) PRICING OF FUND SHARES. The net asset value per share of each Series is calculated as of the close of the NYSE by dividing the total market value of the Series' investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Series. The value of the shares of each Series will fluctuate in relation to its own investment experience. The value of the shares of the Global Series will fluctuate in relation to the investment experience of the Master Series in which the Global Series invest. Securities held by the Series which are listed on the securities exchange and for which market quotations are available are valued at the last quoted sale price of the day or, if there is no such reported sale, The U.S. 6-10 Small Company, The U.S. 9-10 Small Company, The U.S. Large Company, The DFA International Value, the U.S. Value, The Emerging Markets and The Emerging Markets Small Cap Series value such securities at the mean between the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Securities issued by open-end investment companies, such as the Series, are valued using their respective net asset values for purchase orders placed at the close of the NYSE. Unlisted securities for which market quotations are readily available are valued at the mean between the most recent bid and asked prices. The value of other assets and securities for which no quotations are readily available (including restricted securities) are determined in good faith at fair value in accordance with procedures adopted by the Board of Trustees. The net asset values per share of the Japanese, Pacific Rim, Continental, United Kingdom, The DFA International Value, The DFA Two-Year Global Fixed Income, The Emerging Markets and The Emerging Markets Small Cap and the Large Cap International Portfolio are expressed in U.S. dollars by translating the net assets of each Series using the mean price for the dollar as quoted by generally recognized reliable sources.

The value of the shares of the Fixed Income Series will tend to fluctuate with interest rates because, unlike money-market funds, such Series do not seek to stabilize the value of their shares by use of the "amortized cost" method of asset valuation. Net asset value includes interest on fixed income securities which is accrued daily. Securities which are traded OTC and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the OTC market. Securities held by the Fixed Income Series may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the current market value of such securities. Other assets and securities for which quotations are not readily available will be valued in good faith at fair value using methods determined by the Board of Trustees.

Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. The values of foreign securities held by those Series that invest in such securities are determined as of such times for the purpose of computing the net asset value of the Series. If events which materially affect the value of the investments of the Series occur subsequent to the close of the securities market on which such securities are primarily traded, the investments affected thereby will be valued at "fair value" as described above.

Certain of the securities holdings of The Emerging Markets Series and The Emerging Markets Small Cap Series in Approved Markets may be subject to tax, investment and currency repatriation regulations of the Approved Markets that could have a material effect on the valuation of the securities. For example, a Series might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year). The Series may also be subject to certain contractual arrangements with investment authorities in an Approved Market which require a Series to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains. As a result, the valuation of particular securities at any one time may depend materially upon the assumptions that a Series makes at that time concerning the anticipated holding period for the securities. Absent special circumstances as determined by the Board of Trustees, it is presently intended that the valuation of such securities will be based upon the assumption that they will be held for at least the amount of time necessary to avoid higher tax rates or penalties and currency repatriation restrictions. However, the use of such valuation standards will not prevent the Series from selling such securities in a shorter period of time if the Advisor considers the earlier sale to be a more prudent course of action. Revision in valuation of those securities will be made at the time of the transaction to reflect the actual sales proceeds inuring to the Series.

Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by a Series are determined each day as of such close.

It is management's belief that payment of a reimbursement fee by each investor, which is used to defray significant costs associated with investing proceeds of the sale of the Series' shares to such investors, will eliminate a dilutive effect such costs would otherwise have on the net asset value of shares held by existing investors. Therefore, the shares of The Emerging Markets, Emerging Markets Small Cap, Japanese, Pacific Rim and Continental Series are sold at an offering price which is equal to the current net asset value of such shares plus a reimbursement fee. The amount of the reimbursement fee represents management's estimate of the costs reasonably anticipated to be associated with the purchase of securities by that Series, and is paid to the Series and used by it to defray such costs. Such costs include brokerage commissions on listed securities and imputed commissions on OTC securities. The reimbursement fee for The Emerging Markets Series and the Japanese Series, expressed as a percentage of the net asset value of each Series' shares, is 0.50%. The reimbursement fee for The Emerging Markets Small Cap, Pacific Rim and Continental Series, expressed as a percentage of the net assets of each Series' shares, is 1.00%. Reinvestments of dividends and capital gains distributions paid by the Series and in-kind investments are not subject to a reimbursement fee.

The offering price of shares of each Series, except for The Emerging Markets, Emerging Markets Small Cap, Japanese, Pacific Rim, Continental and Global Small Company Series, is the net asset value thereof next determined after the receipt of the investor's funds by the Custodian, provided that the purchase order in good order has been received by the Transfer Agent; no sales charge or reimbursement fee is imposed.

In the case of the Global Small Company Series, the reimbursement fee is equal to a blended rate of the reimbursement fees of its underlying Master Series. The blended rate is determined on a quarterly basis and is based upon the target allocations for the Master Series then in effect at the end of each quarter. The blended rate will be calculated by multiplying the rate of reimbursement fee of each Master Series by a fraction equal to the portion of the assets of the Global Small Company Series which, at such time, is being allocated to each Master Series and adding the results thereof. If there is a change to the reimbursement fee of a Master Series during a quarter, the blended rate will be recalculated to reflect such change in the Master Series' reimbursement fee.

The Trust bears all of its own costs and expenses, including: services of its independent accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and trustees, the cost of filing its registration statement under federal securities law, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees. Expenses allocable to a particular Series are so allocated and expenses of the Trust which are not allocable to a particular Series are borne by each Series on the basis of its relative net assets.

7(b) PURCHASE OF FUND SHARES. The Trust's shares have not been registered under the Securities Act of 1933, which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to other investment companies and certain institutional investors. Shares of The Emerging Markets, Emerging Markets Small Cap, Japanese, Pacific Rim, Continental and Global Small Company Series are sold at a price which is equal to the net asset value of such shares plus a reimbursement fee. (See Item 7(a).) Shares of the other Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder's account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

IN KIND PURCHASES

If accepted by the Trust, shares of the Series may be purchased in exchange for securities which are eligible for purchase or otherwise represented in the Series' portfolios at the time of the exchange as described in this registration statement or in exchange for local currencies in which such securities of the Japanese, United Kingdom, Pacific Rim, Continental, The DFA International Value, The Emerging Markets, The Emerging Markets Small Cap, The DFA Two-Year Global Fixed Income and The Enhanced U.S. Large Company Series are denominated. Subject to approval by the Advisor, shares of The Global Value Series, The Global Large Company Series and The Global Small Company Series may be purchased in any freely convertible currency and the necessary foreign exchange transactions will be arranged on behalf of, and at the expense of, the investor. Investors settling in any currency other than U.S. dollars are advised that a delay in processing a purchase of shares of a Global Series may occur to allow for currency conversion. Securities and local currencies to be exchanged which are accepted by the Trust and Trust shares to be issued therefore will be valued, as set forth under "Pricing of Fund Shares" in Item 7(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Japanese, United Kingdom, Pacific Rim, Continental, Global Value, Global Large Company, Global Small Company, The DFA International Value or DFA Two-Year Global Fixed Income Series with local currencies should first contact the Advisor for wire instructions.

The Trust will not accept securities in exchange for shares of a Series unless:
(1) such securities are eligible to be included, or otherwise represented, in the Series' portfolios at the time of exchange and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; and (3) at the discretion of the Series, the value of any such security (except U.S. Government Securities) being exchanged together with other securities of the same issuer owned by the Series will not exceed 5% of the net assets of the Series immediately after the transaction. (See Items 4(a) and (b) above.) Investors interested in such exchanges should contact the Advisor. Investors should also know that an in-kind purchase of shares of a Series may result in taxable income; an investor desiring to make an in-kind purchase should consult its tax advisor.

7(c) REDEMPTION OF FUND SHARES. As stated above in response to Item 7(b), "Purchase of Fund Shares," the Trust's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act.

Investors who desire to redeem shares of a Series must first contact the Advisor at (310) 395-8005. Redemptions are processed on any day on which the Trust is open for business and are effected at the Series' net asset value next determined after the Series receives a redemption request in good form.

Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the Investment Company Act of 1940. The amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Series.


When in the best interests of a Series, the Series (other than the Tax-Managed Marketwide Value Series, the Tax-Managed Marketwide Value Series X, The Global Value Series, The Global Large Company Series and The Global Small Company Series) may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the Investment Company Act of 1940. Each Global Series is authorized to make redemption payments solely by a distribution of portfolio securities that the Global Series receives from a Master Series (or to pay the redemption price with a combination of securities and cash), when it is determined by the Advisor, in its capacity as administrator to the Global Series, to be in the best interests of the Global Series. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions. The Japanese Small Company, United Kingdom Small Company, Continental Small Company, Pacific Rim Small Company, Emerging Markets, Emerging Markets Small Cap, Two-Year Global Fixed Income and DFA International Value Series reserve the right to redeem their shares in the currencies in which their investments are denominated. The Global Series reserve the right to redeem their shares in the currencies in which their respective Master Funds' investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.


Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares which were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

For additional information about redemption of Trust shares, see Item 18 in Part B.


7(d) DIVIDENDS AND DISTRIBUTIONS. Except for the Partnership Series (defined below) and The DFA One-Year Fixed Income Series, the Trust's policy is to distribute in December of each year all ordinary income undistributed during the calendar year together with any investment company taxable income (determined without regard to the deduction for dividends paid) and capital gain net income earned through November 30. Dividends from ordinary income of The Enhanced U.S.

Large Company Series, U.S. Large Cap Value Series, and DFA International Value Series are distributed quarterly, and any investment company taxable income and capital gain net income are distributed annually in December. Ordinary income will be distributed monthly (except for January) by The DFA One-Year Fixed Income Series and quarterly by The DFA Two-Year Global Fixed Income Series. The DFA One-Year Fixed Income Series will distribute annually in December any capital gain net income. The DFA Two-Year Global Fixed Income Series will distribute annually in December any investment company taxable income and capital gain net income.


Shareholders of the Trust (other than shareholders of the Partnership Series) will automatically receive all income dividends and capital gains distributions in additional shares of the Series whose shares they hold at net asset value (as of the business date following the dividend record date), unless as to The U.S. 6-10 Small Company Series, U.S. 9-10 Small Company Series, the Fixed Income Series and the U.S. Value Series, upon written notice to PFPC, the shareholder selects one of the following options: (i) Income Option -- to receive income dividends in cash and capital gains distributions in additional shares at net asset value; (ii) Capital Gains Option -- to receive capital gains distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option --to receive both income dividends and capital gains distributions in cash. While shareholders of The Enhanced U.S. Large Company Series will automatically receive all capital gains distributions in additional shares of the Series, upon written notice to the Transfer Agent, they may receive all income dividends in cash. Shareholders of the Global Series may select the Cash Option described in clause (iii) in the preceding sentence.


7(e) TAX CONSEQUENCES. Each Series of the Trust, other than the Japanese Series, United Kingdom Series, Pacific Rim Series, Continental Series, The U.S. Large Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, the Tax-Managed Marketwide Value Series and the Tax-Managed Marketwide Value Series X, is classified as a separate corporation for U.S. federal income tax purposes (collectively, referred to as the "Corporate Series").



The Japanese Series, United Kingdom Series, Pacific Rim Series, Continental Series, The U.S. Large Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, the Tax-Managed Marketwide Value Series and the Tax-Managed Marketwide Value Series X (together, the "Partnership Series") are classified as partnerships for U.S. federal income tax purposes.


For U.S. federal income tax purposes, any income dividends which the shareholder receives from a Corporate Series, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether the shareholder has elected to receive them in cash or in additional shares. Shareholders of a Corporate Series are notified annually by the Trust as to the U.S. federal tax status of dividends and distributions paid by the Corporate Series whose shares they own.

Dividends which are declared by a Corporate Series in October, November or December to shareholders of record in such a month but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for U.S. federal income tax purposes as if paid by a Corporate Series and received by the shareholder on December 31 of the calendar year in which they are declared.

The sale of shares of a Corporate Series by redemption is a taxable event and may result in a capital gain or loss. Any loss incurred on sale or exchange of shares of the Corporate Series, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

The Series may be required to report to the Internal Revenue Service ("IRS") any taxable dividend or other reportable payment (including share redemption proceeds) and withhold 31% of any such payments made to individuals and other non-exempt shareholders who have not provided a correct taxpayer identification number and made certain required certifications that appear in the Shareholder Application form. A shareholder may also be subject to backup withholding if the IRS or a broker notifies the Corporate Series that the number furnished by the shareholder is incorrect or that the shareholder is subject to backup withholding for previous under-reporting of interest or dividend income.

Shareholders should also consult their tax advisors with respect to the applicability of any state and local intangible property or income taxes to their shares of the Corporate Series and distributions and redemption proceeds received from the Corporate Series.

The Partnership Series' taxable year-end will be November 30. Although, as described above, the Partnership Series will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

Redemptions of shares in a Partnership Series may be taxable. In general, a redemption of shares resulting in a distribution of cash by a Partnership Series to an investor in excess of that investor's tax basis in its shares of such Partnership Series is taxable to the extent of such excess.

The Partnership Series will inform investors promptly after the close of each fiscal year of the source of dividends and distributions at the time they are paid and will promptly advise investors of their allocable share of a Partnership Series' income, gains, losses, deductions and credits for U.S. federal income tax purposes.

Investors may wish to contact their tax advisors to determine the applicability of state and local taxes to their distributive share of a Partnership Series' income, gains, losses, deductions, and credits.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

(a)   SALES LOADS.    Not applicable.

(b) RULE 12b-1 FEES. Not applicable.

(c) MASTER-FEEDER FUNDS. Certain shareholders of the Series are open-end investment companies and unregistered investment companies that seek to achieve their investment objectives by investing all of their investable assets in one or more corresponding Series of the Trust (the "Feeder Portfolios"). Each Feeder Portfolio has the same investment objective, policies and limitations as the corresponding Series in which it invests. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each Feeder Portfolio will correspond directly with the investment experience of its corresponding Series, and the investment experience of each Global Series will correspond directly with the investment experience of its corresponding Master Series.

RESPONSES TO ITEM 9 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 2(b) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A



                        THE DFA INVESTMENT TRUST COMPANY

                              FINANCIAL HIGHLIGHTS

                 FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                                THE U.S. LARGE COMPANY SERIES
                                        -----------------------------------------------------------------------------
                                         SIX MONTHS      YEAR         YEAR         YEAR         YEAR         YEAR
                                           ENDED        ENDED        ENDED        ENDED        ENDED        ENDED
                                          MAY 31,      NOV. 30,     NOV. 30,     NOV. 30,     NOV. 30,     NOV. 30,
                                            1999         1998         1997         1996         1995         1994
---------------------------------------------------------------------------------------------------------------------
                                        (UNAUDITED)
Net Asset Value, Beginning of Period
  (1)...................................        N/A           N/A          N/A $      13.48 $  10.11     $  10.27
                                        ------------ ------------ ------------ ------------ ------------ ------------
INCOME FROM INVESTMENT OPERATIONS (1)
  Net Investment Income.................       --              --           --         0.15     0.30         0.28
  Net Gains (Losses) on Securities
    (Realized and Unrealized)...........       --              --           --         1.41     3.36        (0.14)
                                        ------------ ------------ ------------ ------------ ------------ ------------
    Total From Investment Operations....       --              --           --         1.56     3.66         0.14
---------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS (1)
  Net Investment Income.................       --              --           --        (0.16)   (0.29)       (0.29)
  Net Realized Gains....................       --              --           --        (0.08)      --        (0.01)
                                        ------------ ------------ ------------ ------------ ------------ ------------
    Total Distributions.................       --              --           --        (0.24)   (0.29)       (0.30)
---------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period (1)......        N/A           N/A          N/A $      14.80 $  13.48     $  10.11
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Total Return (1)........................        N/A           N/A          N/A        11.60%#  36.77%        1.30%
---------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period (thousands)... $2,244,093  $  1,557,174 $    822,493 $    466,441 $ 97,118     $ 48,657
Ratio of Expenses to Average Net
  Assets................................       0.06%*        0.06%        0.07%        0.12%    0.02%        0.02%
Ratio of Expenses to Average Net Assets
  (Excluding Waivers and Assumption of
  Expenses).............................       0.06%*        0.06%        0.07%        0.12%    0.18%        0.33%
Ratio of Net Investment Income to
  Average Net Assets....................       1.37%*        1.47%        1.75%        2.12%    2.61%        2.83%
Ratio of Net Investment Income to
  Average Net Assets (Excluding Waivers
  and Assumption of Expenses)...........       1.37%*        1.47%        1.75%        2.12%    2.45%        2.52%
Portfolio Turnover Rate.................       5.01%*        9.31%        4.28%       14.09%    2.38%        8.52%
---------------------------------------------------------------------------------------------------------------------

                                            THE ENHANCED U.S. LARGE COMPANY SERIES
                                        -----------------------------------------------
                                        SIX MONTHS     YEAR        YEAR       JULY 3
                                           ENDED       ENDED       ENDED        TO
                                          MAY 31,    NOV. 30,    NOV. 30,    NOV. 30,
                                           1999        1998        1997        1996
---------------------------------------------------------------------------------------
                                        (UNAUDITED)
Net Asset Value, Beginning of Period
  (1)...................................$ 12.95     $ 12.56     $ 11.76     $ 10.00
                                        ----------- ----------- ----------- -----------
INCOME FROM INVESTMENT OPERATIONS (1)
  Net Investment Income.................   0.27        0.29        0.51        0.16
  Net Gains (Losses) on Securities
    (Realized and Unrealized)...........   1.21        2.13        2.25        1.74
                                        ----------- ----------- ----------- -----------
    Total From Investment Operations....   1.48        2.42        2.76        1.90
---------------------------------------------------------------------------------------
LESS DISTRIBUTIONS (1)
  Net Investment Income.................  (0.08)      (0.45)      (0.54)      (0.14)
  Net Realized Gains....................  (1.58)      (1.58)      (1.42)         --
                                        ----------- ----------- ----------- -----------
    Total Distributions.................  (1.66)      (2.03)      (1.96)      (0.14)
---------------------------------------------------------------------------------------
Net Asset Value, End of Period (1)......$ 12.77     $ 12.95     $ 12.56     $ 11.76
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
Total Return (1)........................  12.42%#     24.00%      27.63%      18.95%#
---------------------------------------------------------------------------------------
Net Assets, End of Period (thousands)...$77,317     $61,522     $47,616     $29,213
Ratio of Expenses to Average Net
  Assets................................   0.20%*      0.21%       0.25%       0.29%*
Ratio of Expenses to Average Net Assets
  (Excluding Waivers and Assumption of
  Expenses).............................   0.20%*      0.21%       0.25%       0.29%*
Ratio of Net Investment Income to
  Average Net Assets....................   4.35%*      4.42%       4.59%       4.60%*
Ratio of Net Investment Income to
  Average Net Assets (Excluding Waivers
  and Assumption of Expenses)...........   4.35%*      4.42%       4.59%       4.60%*
Portfolio Turnover Rate.................  72.31%*     86.98%     193.78%     211.07%*
---------------------------------------------------------------------------------------

        *  Annualized

        #  Non-annualized

      (1)  For the U.S. Large Company Series, items are calculated for the period December 1, 1995 through May 31, 1996. Effective
           June 1, 1996, this Series was reorganized as a partnership, and these items are no longer applicable.

                        THE DFA INVESTMENT TRUST COMPANY

                              FINANCIAL HIGHLIGHTS

                 FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                              THE U.S. LARGE CAP VALUE SERIES
                                        ---------------------------------------------------------------------------
                                         SIX MONTHS      YEAR         YEAR         YEAR        YEAR        YEAR
                                           ENDED        ENDED        ENDED        ENDED        ENDED       ENDED
                                          MAY 31,      NOV. 30,     NOV. 30,     NOV. 30,    NOV. 30,    NOV. 30,
                                            1999         1998         1997         1996        1995        1994
-------------------------------------------------------------------------------------------------------------------
                                        (UNAUDITED)
Net Asset Value, Beginning of Period.... $    18.79    $    18.09 $      15.52 $      13.29 $      9.92 $     10.59
                                        ------------ ------------ ------------ ------------ ----------- -----------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income.................       0.17          0.31         0.32         0.31        0.32        0.33
  Net Gains (Losses) on Securities
    (Realized and Unrealized)...........       2.43          1.71         3.38         2.57        3.53       (0.65)
                                        ------------ ------------ ------------ ------------ ----------- -----------
    Total From Investment Operations....       2.60          2.02         3.70         2.88        3.85       (0.32)
-------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.................      (0.09)        (0.32)       (0.31)       (0.31)      (0.31)      (0.35)
  Net Realized Gains....................      (1.46)        (1.00)       (0.82)       (0.34)      (0.17)         --
                                        ------------ ------------ ------------ ------------ ----------- -----------
    Total Distributions...........            (1.55)        (1.32)       (1.13)       (0.65)      (0.48)      (0.35)
-------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period.......... $    19.84    $    18.79 $      18.09 $      15.52 $     13.29 $      9.92
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Total Return............................      15.20%#       11.93%       25.31%       22.48%      39.26%      (3.13)%
-------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period (thousands)... $1,910,522  $  1,755,907 $  1,489,996 $    987,942 $   423,027 $   198,848
Ratio of Expenses to Average Net
  Assets................................       0.16%*        0.16%        0.18%        0.19%       0.21%       0.22%
Ratio of Net Investment Income to
  Average Net Assets....................       1.84%*        1.67%        1.96%        2.37%       2.84%       3.72%
Portfolio Turnover Rate.................      37.54%*       24.70%       17.71%       20.12%      29.41%      39.33%
-------------------------------------------------------------------------------------------------------------------

                                          THE TAX
                                          MANAGED
                                           U.S.
                                        MARKETWIDE
                                          SERIES      THE U.S. 4-10 VALUE
                                        -----------         SERIES
                                         DEC. 14,   -----------------------
                                           1998     SIX MONTHS    FEB. 6
                                            TO         ENDED        TO
                                          MAY 31,     MAY 31,    NOV. 30,
                                           1999        1999        1998
---------------------------------------------------------------------------
                                        (UNAUDITED) (UNAUDITED)
Net Asset Value, Beginning of Period....    N/A     $  8.62     $     10.00
                                        ----------- ----------- -----------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income.................     --        0.05            0.07
  Net Gains (Losses) on Securities
    (Realized and Unrealized)...........     --        1.03           (1.39)
                                        ----------- ----------- -----------
    Total From Investment Operations....     --        1.08           (1.32)
----------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.................     --       (0.02)          (0.06)
  Net Realized Gains....................     --       (0.04)             --
                                        ----------- ----------- -----------
    Total Distributions...........          N/A       (0.06)          (0.06)
---------------------------------------------------------------------------
Net Asset Value, End of Period..........     --     $  9.64     $      8.62
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Total Return............................    N/A       12.61%#        (13.26)%#
---------------------------------------------------------------------------
Net Assets, End of Period (thousands)...$71,209     $250,115    $   179,242
Ratio of Expenses to Average Net
  Assets................................   0.45%*(a)    0.13%*         0.17%(a)*
Ratio of Net Investment Income to
  Average Net Assets....................   1.66%*(a)    1.29%*         1.95%(a)*
Portfolio Turnover Rate.................   4.77%*      27.02%*        10.46%*
---------------------------------------------------------------------------

        *  Annualized

        #  Non-annualized

      (a)  Because of commencement of operations and related preliminary transaction costs, including organization costs, these ratios are not necessarily indicative of future ratios.

                        THE DFA INVESTMENT TRUST COMPANY

                              FINANCIAL HIGHLIGHTS

                 FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                                THE U.S. 6-10 VALUE SERIES
                                   ------------------------------------------------------------------------------------
                                    SIX MONTHS           YEAR              YEAR              YEAR              YEAR
                                      ENDED             ENDED             ENDED             ENDED             ENDED
                                     MAY 31,           NOV. 30,          NOV. 30,          NOV. 30,          NOV. 30,
                                       1999              1998              1997              1996              1995
-----------------------------------------------------------------------------------------------------------------------
                                   (UNAUDITED)
Net Asset Value, Beginning of
  Period......................     $    17.26        $      21.10      $      16.58      $      14.02      $      11.15
                                   ------------      ------------      ------------      ------------      ------------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......           0.06                0.14              0.15              0.15              0.14
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............           1.27               (1.92)             5.23              2.88              3.06
                                   ------------      ------------      ------------      ------------      ------------
    Total From Investment
      Operations..............           1.33               (1.78)             5.38              3.03              3.20
-----------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......          (0.02)              (0.16)            (0.12)            (0.15)            (0.14)
  Net Realized Gains..........          (1.48)              (1.90)            (0.74)            (0.32)            (0.19)
                                   ------------      ------------      ------------      ------------      ------------
    Total Distributions.......          (1.50)              (2.06)            (0.86)            (0.47)            (0.33)
-----------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................     $    17.09        $      17.26      $      21.10      $      16.58      $      14.02
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Total Return..................           8.58%#             (9.05)%           33.93%            22.14%            28.81%
-----------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................     $2,703,416        $  2,435,734      $  2,224,268      $  1,248,213      $    624,343
Ratio of Expenses to Average
  Net Assets..................           0.26%*              0.26%             0.28%             0.29%             0.32%
Ratio of Net Investment Income
  to Average Net Assets.......           0.80%*              0.78%             0.86%             1.11%             1.22%
Portfolio Turnover Rate.......          27.01%*             22.51%            25.47%            14.91%            20.62%
-----------------------------------------------------------------------------------------------------------------------


                                                                  THE U.S. 6-10 SMALL COMPANY SERIES
                                                  -------------------------------------------------------------------
                                    YEAR           SIX MONTHS            YEAR              YEAR              YEAR
                                   ENDED             ENDED              ENDED             ENDED             ENDED
                                  NOV. 30,          MAY 31,            NOV. 30,          NOV. 30,          NOV. 30,
                                    1994              1999               1998              1997              1996
---------------------------------------------------------------------------------------------------------------------
                                                  (UNAUDITED)
Net Asset Value, Beginning of
  Period......................  $      11.04      $    11.46         $      13.82      $      12.56      $      11.26
                                ------------      ------------       ------------      ------------      ------------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......          0.12            0.05                 0.10              0.11              0.13
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............          0.16            0.87                (1.28)             2.81              1.92
                                ------------      ------------       ------------      ------------      ------------
    Total From Investment
      Operations..............          0.28            0.92                (1.18)             2.92              2.05
---------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......         (0.12)          (0.02)               (0.10)            (0.10)            (0.13)
  Net Realized Gains..........         (0.05)          (1.04)               (1.08)            (1.56)            (0.62)
                                ------------      ------------       ------------      ------------      ------------
    Total Distributions.......         (0.17)          (1.06)               (1.18)            (1.66)            (0.75)
---------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................  $      11.15      $    11.32         $      11.46      $      13.82      $      12.56
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Total Return..................          2.52%           8.91%#              (8.98)%           26.47%            19.17%
---------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................  $    350,277      $  552,292         $    546,803      $    432,833      $    268,401
Ratio of Expenses to Average
  Net Assets..................          0.32%           0.09%*               0.09%             0.11%             0.13%
Ratio of Net Investment Income
  to Average Net Assets.......          1.50%           0.89%*               0.88%             0.96%             1.05%
Portfolio Turnover Rate.......          8.22%          26.79%*              29.15%            30.04%            32.38%
----------------------------------------------------------------------------------------------------------------------

                                    YEAR              YEAR
                                   ENDED             ENDED
                                  NOV. 30,          NOV. 30,
                                    1995              1994
--------------------------------------------------------------
Net Asset Value, Beginning of
  Period......................  $       9.54      $      10.39
                                ------------      ------------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......          0.12              0.12
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............          2.50             (0.07)
                                ------------      ------------
    Total From Investment
      Operations..............          2.62              0.05
--------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......         (0.12)            (0.11)
  Net Realized Gains..........         (0.78)            (0.79)
                                ------------      ------------
    Total Distributions.......         (0.90)            (0.90)
--------------------------------------------------------------
Net Asset Value, End of
  Period......................  $      11.26      $       9.54
--------------------------------------------------------------
--------------------------------------------------------------
Total Return..................         29.19%             0.59%
--------------------------------------------------------------
Net Assets, End of Period
  (thousands).................  $    221,984      $    143,630
Ratio of Expenses to Average
  Net Assets..................          0.15%             0.17%
Ratio of Net Investment Income
  to Average Net Assets.......          1.18%             1.11%
Portfolio Turnover Rate.......         21.16%            27.65%
---------------------------------------------------------------


        *  Annualized

        #  Non-annualized

                        THE DFA INVESTMENT TRUST COMPANY

                              FINANCIAL HIGHLIGHTS

                 FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                    THE U.S. 9-10 SMALL COMPANY
                                               SERIES                         THE DFA INTERNATIONAL VALUE SERIES
                                   ------------------------------      ------------------------------------------------
                                    SIX MONTHS           YEAR           SIX MONTHS           YEAR              YEAR
                                      ENDED             ENDED             ENDED             ENDED             ENDED
                                     MAY 31,           NOV. 30,          MAY 31,           NOV. 30,          NOV. 30,
                                       1999              1998              1999              1998              1997
-----------------------------------------------------------------------------------------------------------------------
                                   (UNAUDITED)                         (UNAUDITED)
Net Asset Value, Beginning of
  Period......................     $     8.86        $      10.00      $    11.95        $      10.90      $      11.79
                                   ------------      ------------      ------------      ------------      ------------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......           0.03                0.06            0.17                0.22              0.24
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............           0.57               (1.14)           0.31                1.13             (0.67)
                                   ------------      ------------      ------------      ------------      ------------
    Total From Investment
      Operations..............           0.60               (1.08)           0.48                1.35             (0.43)
-----------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......          (0.01)              (0.06)          (0.05)              (0.27)            (0.22)
  Net Realized Gains..........          (0.83)                 --           (0.03)              (0.03)            (0.24)
                                   ------------      ------------      ------------      ------------      ------------
    Total Distributions.......          (0.84)              (0.06)          (0.08)              (0.30)            (0.46)
-----------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................     $     8.62        $       8.86      $    12.35        $      11.95      $      10.90
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Total Return..................           7.65%#            (10.81)%          4.00%#             12.50%            (3.84)%
-----------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................     $1,406,076        $  1,339,624      $1,705,811        $  1,720,249      $  1,582,086
Ratio of Expenses to Average
  Net Assets..................           0.16%*              0.16%           0.29%*              0.29%             0.32%
Ratio of Expenses to Average
  Net Assets (Excluding
  Waivers and Assumption of
  Expenses)...................           0.16%*              0.16%           0.29%*              0.29%             0.32%
Ratio of Net Investment Income
  to Average Net Assets.......           0.68%*              0.63%           2.68%*              1.90%             2.09%
Ratio of Net Investment Income
  to Average Net Assets
  (Excluding Waivers and
  Assumption of Expenses).....           0.68%*              0.63%           2.68%*              1.90%             2.09%
Portfolio Turnover Rate.......          21.31%*             26.44%           6.60%*             15.41%            22.55%
-----------------------------------------------------------------------------------------------------------------------

                                                                                         THE JAPANESE SMALL COMPANY
                                                                                                   SERIES
                                                                                       ------------------------------
                                    YEAR               YEAR            FEB. 16          SIX MONTHS           YEAR
                                   ENDED              ENDED               TO              ENDED             ENDED
                                  NOV. 30,           NOV. 30,          NOV. 30,          MAY 31,           NOV. 30,
                                    1996               1995              1994              1999              1998
---------------------------------------------------------------------------------------------------------------------
                                                                                       (UNAUDITED)
Net Asset Value, Beginning of
  Period......................  $      10.55       $      10.06      $      10.00            N/A+                N/A+
                                ------------       ------------      ------------      ------------      ------------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......          0.23               0.20              0.13              --                  --
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............          1.32               0.52              0.07              --                  --
                                ------------       ------------      ------------      ------------      ------------
    Total From Investment
      Operations..............          1.55               0.72              0.20              --                  --
---------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......         (0.23)             (0.21)            (0.13)             --                  --
  Net Realized Gains..........         (0.08)             (0.02)            (0.01)             --                  --
                                ------------       ------------      ------------      ------------      ------------
    Total Distributions.......         (0.31)             (0.23)            (0.14)             --                  --
---------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................  $      11.79       $      10.55      $      10.06            N/A+                N/A+
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Total Return..................         14.85%              7.20%             1.99%#          N/A+                N/A+
---------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................  $  1,356,852       $    609,386      $    348,381      $  188,340        $    190,004
Ratio of Expenses to Average
  Net Assets..................          0.36%              0.42%             0.45%*          0.29%*              0.28%
Ratio of Expenses to Average
  Net Assets (Excluding
  Waivers and Assumption of
  Expenses)...................          0.36%              0.42%             0.48%*          0.29%*              0.28%
Ratio of Net Investment Income
  to Average Net Assets.......          2.23%              2.14%             1.84%*          1.55%*              1.29%
Ratio of Net Investment Income
  to Average Net Assets
  (Excluding Waivers and
  Assumption of Expenses).....          2.23%              2.14%             1.81%*          1.55%*              1.29%
Portfolio Turnover Rate.......         12.23%              9.75%             1.90%*          5.58%*              8.14%
---------------------------------------------------------------------------------------------------------------------

                                    YEAR             AUG. 9
                                   ENDED               TO
                                  NOV. 30,          NOV. 30,
                                    1997              1996
--------------------------------------------------------------
Net Asset Value, Beginning of
  Period......................          N/A+              N/A+
                                ------------      ------------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......            --                --
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............            --                --
                                ------------      ------------
    Total From Investment
      Operations..............            --                --
--------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......            --                --
  Net Realized Gains..........            --                --
                                ------------      ------------
    Total Distributions.......            --                --
--------------------------------------------------------------
Net Asset Value, End of
  Period......................          N/A+              N/A+
--------------------------------------------------------------
--------------------------------------------------------------
Total Return..................          N/A+              N/A+
--------------------------------------------------------------
Net Assets, End of Period
  (thousands).................  $    175,342      $    329,682
Ratio of Expenses to Average
  Net Assets..................          0.29%             0.29%*
Ratio of Expenses to Average
  Net Assets (Excluding
  Waivers and Assumption of
  Expenses)...................          0.29%             0.29%*
Ratio of Net Investment Income
  to Average Net Assets.......          0.93%             0.76%*
Ratio of Net Investment Income
  to Average Net Assets
  (Excluding Waivers and
  Assumption of Expenses).....          0.93%             0.76%*
Portfolio Turnover Rate.......         13.17%             1.67%*
----------------------------------------------------------------

        *  Annualized
        #  Non-annualized
        +  Not applicable as The Japanese Small Company Series is organized as a Partnership.

                        THE DFA INVESTMENT TRUST COMPANY

                              FINANCIAL HIGHLIGHTS

                 FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                                                                            THE UNITED
                                                                                                             KINGDOM
                                                                                                              SMALL
                                                                                                             COMPANY
                                                  THE PACIFIC RIM SMALL COMPANY SERIES                        SERIES
                                   ------------------------------------------------------------------      ------------
                                    SIX MONTHS           YEAR              YEAR             AUG. 9          SIX MONTHS
                                      ENDED             ENDED             ENDED               TO              ENDED
                                     MAY 31,           NOV. 30,          NOV. 30,          NOV. 30,          MAY 31,
                                       1999              1998              1997              1996              1999
-----------------------------------------------------------------------------------------------------------------------
                                   (UNAUDITED)                                                             (UNAUDITED)
Net Asset Value, Beginning of
  Period......................           N/A+                N/A+              N/A+              N/A+            N/A+
                                   ------------      ------------      ------------      ------------      ------------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......             --                  --                --                --              --
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............             --                  --                --                --              --
                                   ------------      ------------      ------------      ------------      ------------
    Total From Investment
      Operations..............             --                  --                --                --              --
-----------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......             --                  --                --                --              --
  Net Realized Gains..........             --                  --                --                --              --
                                   ------------      ------------      ------------      ------------      ------------
    Total Distributions.......             --                  --                --                --              --
-----------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................           N/A+                N/A+              N/A+              N/A+            N/A+
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Total Return..................           N/A+                N/A+              N/A+              N/A+            N/A+
-----------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................     $  172,035        $    139,881      $    147,795      $    231,481      $  131,802
Ratio of Expenses to Average
  Net Assets..................           0.33%*              0.38%             0.40%             0.45%*          0.27%*
Ratio of Net Investment Income
  to Average Net Assets.......           2.69%*              4.01%             2.45%             2.50%*          4.03%*
Portfolio Turnover Rate.......           7.82%*             25.84%            24.00%             8.04%*          5.92%*
-----------------------------------------------------------------------------------------------------------------------

                                                                                      THE CONTINENTAL SMALL COMPANY
                                                                                                  SERIES
                                                                                      ------------------------------
                                    YEAR              YEAR             AUG. 9          SIX MONTHS           YEAR
                                   ENDED             ENDED               TO              ENDED             ENDED
                                  NOV. 30,          NOV. 30,          NOV. 30,          MAY 31,           NOV. 30,
                                    1998              1997              1996              1999              1998
--------------------------------------------------------------------------------------------------------------------
                                                                                      (UNAUDITED)
Net Asset Value, Beginning of
  Period......................          N/A+              N/A+              N/A+            N/A+                N/A+
                                ------------      ------------      ------------      ------------      ------------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......            --                --                --              --                  --
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............            --                --                --              --                  --
                                ------------      ------------      ------------      ------------      ------------
    Total From Investment
      Operations..............            --                --                --              --                  --
--------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......            --                --                --              --                  --
  Net Realized Gains..........            --                --                --              --                  --
                                ------------      ------------      ------------      ------------      ------------
    Total Distributions.......            --                --                --              --                  --
--------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................          N/A+              N/A+              N/A+            N/A+                N/A+
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Total Return..................          N/A+              N/A+              N/A+            N/A+                N/A+
--------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................  $    127,485      $    171,851      $    182,625      $  252,128        $    304,402
Ratio of Expenses to Average
  Net Assets..................          0.26%             0.25%             0.29%*          0.28%*              0.27%
Ratio of Net Investment Income
  to Average Net Assets.......          3.66%             2.86%             2.94%*          2.03%*              1.76%
Portfolio Turnover Rate.......         11.26%             4.26%             4.55%*          4.16%*              0.74%
--------------------------------------------------------------------------------------------------------------------

                                    YEAR             AUG. 9
                                   ENDED               TO
                                  NOV. 30,          NOV. 30,
                                    1997              1996
--------------------------------------------------------------
Net Asset Value, Beginning of
  Period......................          N/A+              N/A+
                                ------------      ------------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......            --                --
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............            --                --
                                ------------      ------------
    Total From Investment
      Operations..............            --                --
--------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......            --                --
  Net Realized Gains..........            --                --
                                ------------      ------------
    Total Distributions.......            --                --
--------------------------------------------------------------
Net Asset Value, End of
  Period......................          N/A+              N/A+
--------------------------------------------------------------
--------------------------------------------------------------
Total Return..................          N/A+              N/A+
--------------------------------------------------------------
Net Assets, End of Period
  (thousands).................  $    323,610      $    335,882
Ratio of Expenses to Average
  Net Assets..................          0.29%             0.31%*
Ratio of Net Investment Income
  to Average Net Assets.......          1.84%             0.27%*
Portfolio Turnover Rate.......          3.46%             6.69%*
--------------------------------------------------------------

        *  Annualized
        +  Not applicable as The Pacific Rim Small Company Series, The United Kingdom Small Company Series and The Continental Small
           Company Series are organized as Partnerships.

                        THE DFA INVESTMENT TRUST COMPANY

                              FINANCIAL HIGHLIGHTS

                 FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                                THE EMERGING MARKETS SERIES
                                    -----------------------------------------------------------------------------------
                                    SIX MONTHS           YEAR              YEAR              YEAR              YEAR
                                       ENDED             ENDED             ENDED             ENDED             ENDED
                                      MAY 31,          NOV. 30,          NOV. 30,          NOV. 30,          NOV. 30,
                                       1999              1998              1997              1996              1995
-----------------------------------------------------------------------------------------------------------------------
                                    (UNAUDITED)
Net Asset Value, Beginning of
  Period                                 N/A+                 N/A+              N/A+              N/A+           N/A+
                                    -----------       -----------       -----------       -----------       -----------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......            --                   --                --                --             --
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............            --                   --                --                --             --
                                    -----------       -----------       -----------       -----------       -----------
    Total From Investment
      Operations..............            --                   --                --                --             --
-----------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......            --                   --                --                --             --
  Net Realized Gains..........            --                   --                --                --             --
                                    -----------       -----------       -----------       -----------       -----------
    Total Distributions.......            --                   --                --                --             --
-----------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................           N/A+                 N/A+              N/A+              N/A+           N/A+
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Total Return..................           N/A+                 N/A+              N/A+              N/A+           N/A+
-----------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................      $289,692          $   231,632       $   220,941       $   162,075       $ 49,351
Ratio of Expenses to Average
  Net Assets..................          0.48%*               0.53%             0.54%             0.66%          0.87%
Ratio of Net Investment Income
  to Average Net Assets.......          2.17%*               1.66%             1.63%             1.63%          1.70%
Portfolio Turnover Rate.......         17.44%*               9.76%             0.54%             0.37%          8.17%
-----------------------------------------------------------------------------------------------------------------------

                                                               THE EMERGING MARKETS
                                                                 SMALL CAP SERIES
                                                  -----------------------------------------------
                                                                                        DEC. 2,
                                 APRIL 25         SIX MONTHS           YEAR              1996
                                    TO               ENDED             ENDED              TO
                                 NOV. 30,           MAY 31,          NOV. 30,          NOV. 30,
                                   1994              1999              1998              1997
-------------------------------------------------------------------------------------------------
                                                  (UNAUDITED)
Net Asset Value, Beginning of
  Period                             N/A+              N/A+              N/A+              N/A+
                                -----------       -----------       -----------       -----------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......        --                --                --                --
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............        --                --                --                --
                                -----------       -----------       -----------       -----------
    Total From Investment
      Operations..............        --                --                --                --
-------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......        --                --                --                --
  Net Realized Gains..........        --                --                --                --
                                -----------       -----------       -----------       -----------
    Total Distributions.......        --                --                --                --
-------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................       N/A+              N/A+              N/A+              N/A+
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Total Return..................       N/A+              N/A+              N/A+              N/A+
-------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................  $ 15,724          $ 32,958          $ 32,958          $ 19,449
Ratio of Expenses to Average
  Net Assets..................      1.49%*            0.73%*            0.88%             0.90%*
Ratio of Net Investment Income
  to Average Net Assets.......      0.56%*            2.54%*            2.32%             1.90%*
Portfolio Turnover Rate.......      1.28%*           30.09%*           13.41%             2.54%*
------------------------------------------------------------------------------------------------

        *  Annualized
        +  Not applicable as The Emerging Markets Series and The Emerging Markets Small Cap Series are organized as a partnerships.

                        THE DFA INVESTMENT TRUST COMPANY

                              FINANCIAL HIGHLIGHTS

                 FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                         THE DFA ONE-YEAR FIXED INCOME SERIES (1)
                                    -----------------------------------------------------------------------------------
                                    SIX MONTHS           YEAR              YEAR              YEAR              YEAR
                                       ENDED             ENDED             ENDED             ENDED             ENDED
                                      MAY 31,          NOV. 30,          NOV. 30,          NOV. 30,          NOV. 30,
                                       1999              1998              1997              1996              1995
-----------------------------------------------------------------------------------------------------------------------
                                    (UNAUDITED)
Net Asset Value, Beginning of
  Period......................      $  10.02          $     10.01       $     10.03       $     10.00       $      9.84
                                    -----------       -----------       -----------       -----------       -----------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......          0.25                 0.56              0.59              0.56              0.60
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............         (0.02)                0.02             (0.02)             0.03              0.16
                                    -----------       -----------       -----------       -----------       -----------
    Total From Investment
      Operations..............          0.23                 0.58              0.57              0.59              0.76
-----------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......         (0.25)               (0.57)            (0.59)            (0.56)            (0.60)
  Net Realized Gains..........            --                   --                --                --                --
                                    -----------       -----------       -----------       -----------       -----------
    Total Distributions.......         (0.25)               (0.57)            (0.59)            (0.56)            (0.60)
-----------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................      $  10.00          $     10.02       $     10.01       $     10.03       $     10.00
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Total Return..................          2.32%#               5.92%             5.83%             6.10%             7.91%
-----------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................      $911,661          $   869,993       $   782,236       $   859,293       $   705,554
Ratio of Expenses to Average
  Net Assets..................          0.09%*               0.09%             0.10%             0.09%             0.10%
Ratio of Net Investment Income
  to Average Net Assets.......          4.99%*               5.61%             5.85%             5.62%             6.04%
Portfolio Turnover Rate.......         63.46%*              23.62%            82.84%            95.84%            81.31%
-----------------------------------------------------------------------------------------------------------------------

                                                             THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                                                  -----------------------------------------------------------------
                                   YEAR           SIX MONTHS           YEAR              YEAR             FEB. 9
                                   ENDED             ENDED             ENDED             ENDED              TO
                                 NOV. 30,           MAY 31,          NOV. 30,          NOV. 30,          NOV. 30,
                                   1994              1999              1998              1997              1996
-------------------------------------------------------------------------------------------------------------------
                                                  (UNAUDITED)
Net Asset Value, Beginning of
  Period......................  $     10.06       $  10.21          $     10.22       $     10.34       $     10.00
                                -----------       -----------       -----------       -----------       -----------
INCOME FROM INVESTMENT
  OPERATIONS
  Net Investment Income.......         0.44           0.22                 0.44              0.48              0.34
  Net Gains (Losses) on
    Securities (Realized and
    Unrealized)...............        (0.18)          0.05                 0.19              0.12              0.25
                                -----------       -----------       -----------       -----------       -----------
    Total From Investment
      Operations..............         0.26           0.27                 0.63              0.60              0.59
-------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
  Net Investment Income.......        (0.43)         (0.16)               (0.62)            (0.71)            (0.25)
  Net Realized Gains..........        (0.05)            --                (0.02)            (0.01)               --
                                -----------       -----------       -----------       -----------       -----------
    Total Distributions.......        (0.48)         (0.16)               (0.64)            (0.72)            (0.25)
-------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of
  Period......................  $      9.84       $  10.32          $     10.21       $     10.22       $     10.34
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Total Return..................         2.61%          2.72%#               6.48%             5.96%             6.01%#
-------------------------------------------------------------------------------------------------------------------
Net Assets, End of Period
  (thousands).................  $   592,286       $472,585          $   440,842       $   418,907       $   319,272
Ratio of Expenses to Average
  Net Assets..................         0.10%          0.16%*               0.16%             0.18%             0.20%*
Ratio of Net Investment Income
  to Average Net Assets.......         4.41%          4.26%*               4.28%             4.64%             4.51%*
Portfolio Turnover Rate.......       140.82%         44.46%*             112.93%           119.27%            87.07%*
-------------------------------------------------------------------------------------------------------------------

        *  Annualized
        #  Non-annualized
      (1)  Restated to reflect a 900% stock dividend as January 2, 1996.

PART B:

ITEM 10. COVER PAGE AND TABLE OF CONTENTS    Not applicable.

ITEM 11. FUND HISTORY

(a) The Trust was organized as a Delaware business trust on October 27, 1992. Until August 1, 1997, The U.S. 6-10 Value Series was named The U.S. Small Cap Value Series.

(b) Not applicable.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS


(a) CLASSIFICATION. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940. Each Series operates as a diversified investment company. Further, no Series will invest more than 25% of its total assets in securities of companies in a single industry, except for the DFA One-Year Fixed Income and Two-Year Global Fixed Income Series' investments in obligations of banks and bank holding companies, as otherwise noted in this registration statement.


(b) AND (c) INVESTMENT STRATEGIES AND RISKS AND FUND POLICIES. In addition to the policies stated in response to Item 4 of Part A, each of the Series has adopted certain limitations which may not be changed with respect to any Series without the approval of a majority of the outstanding voting securities of the Series. A "majority" is defined as the lesser of: (1) at least 67% of the voting securities of the Series (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Series are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of such Series.

The Series will not:

(1) invest in commodities or real estate, including limited partnership interests therein, although they may purchase and sell securities of companies which deal in real estate and securities which are secured by interests in real estate, and all Series except The U.S. 9-10 and 6-10 Small Company Series and The DFA One-Year Fixed Income Series may purchase or sell financial futures contracts and options thereon; and The Enhanced U.S. Large Company Series may purchase, sell and enter into indices-related futures contracts, options on such futures contracts, securities-related swap agreements and other derivative instruments;

(2) make loans of cash, except through the acquisition of repurchase agreements and obligations customarily purchased by institutional investors;

(3) as to 75% of the total assets of a Series, invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Series' total assets, at market, would be invested in the securities of such issuer; provided that this limitation applies to 100% of the total assets of The U.S. 9-10 Small Company Series;


(4) purchase or retain securities of an issuer if those officers and trustees of the Trust or officers and directors of the Advisor owning more than 1/2 of 1% of such securities together own more than 5% of such securities; provided that The U.S. 4-10 Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Marketwide Value Series X are not subject to this limitation;


(5) borrow, except from banks and as a temporary measure for extraordinary or emergency purposes and then, in no event, in excess of 5% of a Series' gross assets valued at the lower of market or cost; provided that each Series, except The DFA One-Year Fixed Income Series, U.S. 9-10 Small Company Series and the Japanese Series, may borrow amounts not exceeding 33% of their net assets from banks and pledge not more than 33% of such assets to secure such loans;


(6) pledge, mortgage, or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value, except as described in (5) above; provided that The U.S. 4-10 Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Marketwide Value Series X are not subject to this limitation;



(7) invest more than 10% of the value of the Series' total assets in illiquid securities, which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments; provided that The U.S. 4-10 Value Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Marketwide Value Series X, Enhanced U.S. Large Company Series, The DFA Two-Year Global Fixed Income Series, and The Emerging Markets Small Cap Series are not subject to this limitation, and The DFA International Value Series, The U.S. 6-10 Value Series, The U.S. Large Cap Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The

U.S. 6-10 Small Company Series and The Emerging Markets Series may invest not more than 15% of their total assets in illiquid securities;


(8) engage in the business of underwriting securities issued by others;


(9) invest for the purpose of exercising control over management of any company; provided that The U.S. 9-10 Small Company Series, The U.S. 4-10 Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Marketwide Value Series X are not subject to this limitation;



(10) invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization; provided that (a) The Emerging Markets Series, Emerging Markets Small Cap Series, Japanese Series, United Kingdom Series, Pacific Rim Series and Continental Series are not subject to this limitation; (b) each of the U.S. 4-10 Value Series, Tax-Managed U.S. Marketwide Value Series, Enhanced U.S. Large Company Series, Emerging Markets Series, Emerging Markets Small Cap Series, Japanese Series, United Kingdom Series, Pacific Rim Series, Continental Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series may invest assets in securities of investment companies and units of such companies such as, but not limited to, S&P Depository Receipts; and (c) the U.S. 9-10 Small Company Series is not subject to this limitation;



(11) invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation; provided that The U.S. 9-10 Small Company Series, The U.S. 4-10 Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Marketwide Value Series X are not subject to this limitation;


(12) acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Series' total assets would be invested in securities of companies within such industry; except The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series shall invest more than 25% of their total assets in obligations of banks and bank holding companies in the circumstances described in this registration statement in "Investments in the Banking Industry" under Item 4 of Part A;

(13) write or acquire options (except as described in (1) above) or interests in oil, gas or other mineral exploration, leases or development programs except that (a) the Enhanced U.S. Large Company Series may write or acquire options; and (b) The Global Value Series, The Global Large Company Series, The Global Small Company Series and The U.S. 4-10 Value Series are not subject to these limitations; and (c) The Tax-Managed U.S.
Marketwide Value Series may write or acquire options;


(14) purchase warrants; however, each Series, except The DFA One-Year Fixed Income Series and Two-Year Global Fixed Income Series (the "Fixed Income Series"), may acquire warrants as a result of corporate actions involving its holdings of other equity securities; and The U.S. 4-10 Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Marketwide Value Series X are not subject to this limitation;



(15) purchase securities on margin or sell short; provided that The U.S. 4-10 Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Marketwide Value Series X are not subject to the limitation on selling securities short;



(16) acquire more than 10% of the voting securities of any issuer; provided that
(a) this limitation applies only to 75% of the assets of The U.S. Value Series, The Emerging Markets Series and The Emerging Markets Small Cap Series; and (b) The U.S. 9-10 Small Company Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Marketwide Value Series X, The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to this limitation; or


(17) issue senior securities (as such term is defined in Section 18(f) of the Investment Company Act of 1940), except to the extent permitted under the Act.

The investment limitations described in (3), (4), (7), (9), (10), (11), (12) and
(16) above do not prohibit The Global Value Series, The Global Large Company Series and The Global Small Company Series from investing all or substantially all of their assets in the shares of other registered, open-end investment companies, such as the Master Series. The investment limitations of the Master Series are the same as those of the corresponding Global Series.

The investment limitations described in (1) and (15) above do not prohibit each Series that may purchase or sell financial futures contracts and options thereon from making margin deposits to the extent permitted under applicable regulations; and the investment limitations described in (1), (13) and (15) above do not prohibit The Enhanced U.S. Large Company Series from (i) making margin deposits in connection with transactions in options; and (ii) maintaining a short position, or purchasing, writing or selling puts, calls, straddles, spreads or combinations thereof in connection with transactions in options, futures, and options on futures and transactions arising under swap agreements or other derivative instruments.

For purposes of (5) above, The Emerging Markets Series and The Emerging Markets Small Cap Series may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. The only type of borrowing contemplated thereby is the use of a letter of credit issued on such Series' behalf in lieu of depositing initial margin in connection with currency futures contracts, and the Series have no present intent to engage in any other types of borrowing transactions under this authority. Although (2) above prohibits cash loans, the Series are authorized to lend portfolio securities. (See "Securities Loans" in Item 4 of Part A.)

Although (2) above prohibits cash loans, the Global Series are authorized to lend portfolio securities. Inasmuch as the Global Series will only hold shares of the Master Series, the Global Series do not intend to lend those shares.

For the purposes of (7) above, The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series may invest in commercial paper that is exempt from the registration requirements of the Securities Act of 1933 (the "1933 Act") subject to the requirements regarding credit ratings stated in this registration statement under Item 4. Further, pursuant to Rule 144A under the 1933 Act, the Series may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the 10% or 15% limitation on holdings of illiquid securities stated in (7) above. While maintaining oversight, the Board of Trustees has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board of Trustees and the Advisor will continue to monitor the liquidity of Rule 144A securities.


Although not a fundamental policy subject to shareholder approval: (1) The U.S. 6-10 Series, Japanese Series, United Kingdom Series, Pacific Rim Series and Continental Series and The Global Small Company Series (indirectly, through its investment in the Master Series), will not purchase interests in any real estate investment trust; and (2) The Enhanced U.S. Large Company Series, U.S. 4-10 Value Series, Tax-Managed U.S. Marketwide Value Series, Tax-Managed U.S. Marketwide Value Series X, Two-Year Global Fixed Income Series, Emerging Markets Small Cap Series, The Global Small Company Series, The Global Value Series and The Global Large Company Series do not intend to invest more than 15% of their net assets in illiquid securities.


The Japanese, United Kingdom, Pacific Rim, Continental, DFA International Value, The DFA Two-Year Global Fixed Income, The Emerging Markets and The Emerging Markets Small Cap Series, The Global Small Company Series, The Global Value Series, and The Global Large Company Series (indirectly, through its investment in the Master Series) may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set in the contract. While the U.S. Value Series and The DFA International Value Series have retained authority to buy and sell financial futures contracts and options thereon, they have no present intention to do so.

Notwithstanding any of the above investment restrictions, The Emerging Markets Series and The Emerging Markets Small Cap Series may establish subsidiaries or other similar vehicles for the purpose of conducting their investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors such as the Series or whose use is otherwise considered by the Series to be advisable. Such Series would "look through" any such vehicle to determine compliance with their investment restrictions.

Subject to future regulatory guidance, for purposes of those investment limitations identified above that are based on total assets, "total assets" refers to the assets that the Series owns, and does not include assets which the Series does not own but over which it has effective control. For example, when applying a percentage investment limitation that is based on total assets, the

Series will exclude from its total assets those assets which represent collateral received by the Series for its securities lending transactions.

Unless otherwise indicated, all limitations applicable to the Series' investments apply only at the time that a transaction is undertaken. With respect to illiquid securities, if a fluctuation in value causes a Series to go above its limitation on investment in illiquid securities, the Board will consider what action, if any, should be taken to reduce the percentage to the applicable limitation. Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of a Series' assets invested in certain securities or other instruments resulting from market fluctuations or other changes in a Series' total assets will not require a Series to dispose of an investment until the Advisor determines that it is practicable to sell or closeout the investment without undue market or tax consequences. In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

Because the structure of each Series, except the Fixed Income Series, is based on the relative market capitalizations of eligible holdings, it is possible that the Series might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Trust and the issuer would be deemed "affiliated persons" under the Investment Company Act of 1940 and certain requirements of the Act regulating dealings between affiliates might become applicable.

OPTIONS ON STOCK INDICES

The Enhanced U.S. Large Company Series may purchase and sell options on stock indices. With respect to the sale of call options on stock indices, pursuant to published positions of the Securities and Exchange Commission ("SEC"), The Enhanced U.S. Large Company Series will either (1) maintain with its custodian liquid assets equal to the contract value (less any margin deposits); (2) hold a portfolio of stocks substantially replicating the movement of the index underlying the call option; or (3) hold a separate call on the same index as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written, or (b) greater than the exercise price of the call written, provided the difference is maintained by the Series in liquid assets in a segregated account with its custodian. With respect to the sale of put options on stock indices, pursuant to published SEC positions, The Enhanced U.S. Large Company Series will either (1) maintain liquid assets equal to the exercise price (less any margin deposits) in a segregated account with its custodian; or (2) hold a put on the same index as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written, or (b) less than the exercise price of the put written, provided an amount equal to the difference is maintained by the Series in liquid assets in a segregated account with its custodian.

Prior to the earlier of exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when The Enhanced U.S. Large Company Series desires.

The Enhanced U.S. Large Company Series will realize a gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Series will realize a loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying index in relation to the exercise price of the option, the volatility of the underlying index, and the time remaining until the expiration date.

If an option written by The Enhanced U.S. Large Company Series expires, the Series realizes a gain equal to the premium received at the time the option was written. If an option purchased by the Series expires unexercised, the Series realizes a loss equal to the premium paid.

The premium paid for a put or call option purchased by The Enhanced U.S. Large Company Series is an asset of the Series. The premium received for an option written by the Series is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

RISKS ASSOCIATED WITH OPTIONS ON INDICES

There are several risks associated with transactions in options on indices. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. The value of an option position will reflect, among other things, the current market price of the underlying index, the time remaining until expiration, the relationship of the exercise price, the term structure of interest rates, estimated price volatility of the underlying index and general market conditions. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

Options normally have expiration dates of up to 90 days. The exercise price of the options may be below, equal to or above the current market value of the underlying index. Purchased options that expire unexercised have no value. Unless an option purchased by The Enhanced U.S. Large Company Series is exercised or unless a closing transaction is effected with respect to that position, The Enhanced U.S. Large Company Series will realize a loss in the amount of the premium paid and any transaction costs.


A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although The Enhanced U.S. Large Company Series intends to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time. Closing transactions may be effected with respect to options traded OTC only by negotiating directly with the other party to the option contract, or in a secondary market for the option if such a market exists. There can be no assurance that The Enhanced U.S. Large Company Series will be able to liquidate an OTC option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Series may be unable to liquidate an OTC option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that The Enhanced U.S. Large Company Series would have to exercise those options which they have purchased in order to realize any profit. With respect to options written by The Enhanced U.S. Large Company Series, the inability to enter into a closing transaction may result in material losses to the Series.


Index prices may be distorted if trading of a substantial number of securities included in the index is interrupted causing the trading of options on that index to be halted. If a trading halt occurred, The Enhanced U.S. Large Company Series would not be able to close out options which it had purchased and may incur losses if the underlying index moved adversely before trading resumed. If a trading halt occurred and restrictions prohibiting the exercise of options were imposed through the close of trading on the last day before expiration, exercises on that day would be settled on the basis of a closing index value that may not reflect current price information for securities representing a substantial portion of the value of the index.

The Enhanced U.S. Large Company Series' activities in the options markets may result in higher fund turnover rates and additional brokerage costs; however, the Series may also save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

INVESTMENT LIMITATIONS ON OPTIONS TRANSACTIONS


The ability of The Enhanced U.S. Large Company Series to engage in options transactions is subject to certain limitations. The Enhanced U.S. Large Company Series will only invest in OTC options to the extent consistent with the 15% limit on investments in illiquid securities.


FUTURES CONTRACTS

Please note that while the following discussion relates to the policies of certain Series with respect to futures contracts, it should be understood that, with respect to the Global Series, the discussion applies to the Master Series in which the Global Series invest.

All Series except The U.S. 9-10 and 6-10 Small Company Series and The DFA One-Year Fixed Income Series may enter into index futures contracts and options on index futures contracts for the purpose of remaining fully invested and to maintain liquidity to pay redemptions. In addition, The Enhanced U.S. Large Company Series may use futures contracts and options thereon to hedge against securities prices or as part of its overall investment strategy. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Series will be required to make a margin deposit in cash or government securities with a broker or custodian to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange, and brokers may establish margin requirements which are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to the Series. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Series expect to earn income on their margin deposits. To the extent that a Series invests in futures contracts and options thereon for other than bona fide hedging purposes, no Series will enter into such transactions if, as a result, more than 5% of its net assets would then consist of initial margin deposits and premiums required to establish such positions, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Pursuant to published positions of the SEC, the Series may be required to maintain segregated accounts consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts. Positions in futures contracts may be closed out only on an exchange which provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close a futures position and, in the event of adverse price movements, the Series would continue to be required to continue to make variation margin deposits. In such circumstances, if the Series has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.

REPURCHASE AGREEMENTS

In addition, all of the Series (directly or indirectly through the Master Series) may invest in repurchase agreements. In the event of the bankruptcy of the other party to a repurchase agreement, the Trust could experience delay in recovering the securities underlying such agreements. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

12(d) TEMPORARY DEFENSIVE POSITION. The information required by this item is provided in response to Item 4(b) of Part A.

12(e) PORTFOLIO TURNOVER. Generally, securities will be purchased with the expectation that they will be held for longer than one year. Generally, securities will be held until such time as, in the Advisor's judgment, they are no longer considered an appropriate holding in light of the policy of maintaining portfolios of companies with small market capitalization.

Ordinarily, portfolio securities in The U.S. Large Company Series will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500-Registered Trademark- Index, including mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series' shares.


There was no significant variation in any Series' portfolio turnover rate from that reported last fiscal year.


ITEM 13.  MANAGEMENT OF THE FUND

(a), (b) AND (c) The Trust has a Board of Trustees, which is responsible for establishing Trust policies and for overseeing the management of the Trust. The names, locations and dates of birth of the trustees and officers of the Trust and a brief statement of their present positions and principal occupations during the past five years are set forth below. As used below, "DFA Entities" refers to the following: Dimensional Fund Advisors Inc., Dimensional Fund Advisors Ltd., DFA Australia Limited, DFA Investment Dimensions Group Inc. (Registered Investment Company), Dimensional Emerging Markets Value Fund Inc. (Registered Investment Company), Dimensional Investment Group Inc. (Registered Investment Company) and DFA Securities Inc.

TRUSTEES


David G. Booth*, 12/2/46, Trustee, President and Chairman-Chief Executive Officer, Santa Monica, CA. President, Chairman-Chief Executive Officer and Director of the following companies: Dimensional Fund Advisors Inc., DFA Securities Inc., DFA Australia Limited, DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Dimensional Emerging Markets Value Fund Inc. Chairman and Director, Dimensional Fund Advisors Ltd. Director, SA Funds.


George M. Constantinides, 9/22/47, Trustee, Chicago, IL. Leo Melamed Professor of Finance, Graduate School of Business, University of Chicago. Director, DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Dimensional Emerging Markets Value Fund Inc.


John P. Gould, 1/19/39, Trustee, Chicago, IL. Steven G. Rothmeier Professor and Distinguished Service Professor of Economics, Graduate School of Business, University of Chicago. Director, DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., Dimensional Emerging Markets Value Fund Inc. and Harbor Investment Advisors. Member of the Boards of Milwaukee Mutual Insurance Company and UNext.com. Principal and Executive Vice President, Lexecon Inc. (economics, law, strategy and finance consulting). Formerly, Trustee, First Prairie Funds (registered investment company).


Roger G. Ibbotson, 5/27/43, Trustee, New Haven, CT. Professor in Practice of Finance, Yale School of Management. Director, DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., Dimensional Emerging Markets Value Fund Inc., Hospital Fund, Inc.

(investment management services) and BIRR Portfolio Analysis, Inc. (software products). Chairman, Ibbotson Associates, Inc., Chicago, IL (software, data, publishing and consulting).

Merton H. Miller, 5/16/23, Trustee, Chicago, IL. Robert R. McCormick Distinguished Service Professor Emeritus, Graduate School of Business, University of Chicago. Director, DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Dimensional Emerging Markets Value Fund Inc. Public Director, Chicago Mercantile Exchange.


Myron S. Scholes, 7/1/41, Trustee, Menlo Park, CA. Frank E. Buck Professor Emeritus of Finance, Stanford University. Director, DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., Dimensional Emerging Markets Value Fund Inc., Benham Capital Management Group of Investment Companies and Smith Breeden Group of Investment Companies. Consultant, Arbor Investors and Oak Hill Capital Management. Formerly, Limited Partner, Long-Term Capital Management L.P. (money manager).


Rex A. Sinquefield*, 9/7/44, Trustee, Chairman-Chief Investment Officer, Santa Monica, CA. Chairman-Chief Investment Officer and Director, Dimensional Fund Advisors Inc., DFA Securities Inc., DFA Australia Limited, DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Dimensional Emerging Markets Value Fund Inc. Chairman, Chief Executive Officer and Director, Dimensional Fund Advisors Ltd.

* Interested Trustee of the Trust.

OFFICERS

Arthur Barlow, 11/7/55, Vice President, Santa Monica, CA. Vice President of all DFA Entities.

Truman Clark, 4/8/41, Vice President, Santa Monica, CA. Vice President of all DFA Entities. Consultant until October 1995 and Principal and Manager of Product Development, Wells Fargo Nikko Investment Advisors, San Francisco, CA from 1990-1994.

Jim Davis, 11/29/56, Vice President, Santa Monica, CA. Vice President of all DFA Entities, Kansas State University, Arthur Anderson & Co., Phillips Petroleum Co.

Robert Deere, 10/8/57, Vice President, Santa Monica, CA. Vice President of all DFA Entities.

Irene R. Diamant, 7/16/50, Vice President and Secretary, Santa Monica, CA. Vice President and Secretary of all DFA Entities except Dimensional Fund Advisors Ltd. for which she is Vice President.

Richard Eustice, 8/5/65, Vice President and Assistant Secretary, Santa Monica, CA. Vice President and Assistant Secretary of all DFA Entities.

Eugene Fama, Jr., 1/21/61, Vice President, Santa Monica, CA. Vice President of all DFA Entities.

Kamyab Hashemi-Nejad, 1/22/61, Vice President, Controller and Assistant Secretary, Santa Monica, CA. Vice President, Controller and Assistant Treasurer of all DFA Entities.

Judith A. Jones, 11/27/55, Vice President, Santa Monica, CA. Vice President of all DFA Entities. Vice President, Wells Fargo Bank, N.A. from 1989-1990, Vice President, Demko Baer & Associates, 1991.

Stephen P. Manus, 12/26/50, Vice President, Santa Monica, CA. President, ANB Investment Management and Trust Company from 1993-1997. Vice President of all DFA Entities.

Karen McGinley, 3/10/66, Vice President, Santa Monica, CA. Vice President of all DFA Entities.

Catherine L. Newell, 5/7/64, Vice President and Assistant Secretary, Santa Monica, CA. Associate, Morrison & Foerster, LLP from 1989-1996. Vice President and Assistant Secretary of all DFA Entities except Dimensional Fund Advisors Ltd. for which she is Vice President.

David Plecha, 10/26/61, Vice President, Santa Monica, CA. Vice President of all DFA Entities.

George Sands, 2/8/56, Vice President, Santa Monica, CA. Vice President of all DFA Entities.

Michael T. Scardina, 10/12/55, Vice President, Chief Financial Officer and Treasurer, Santa Monica, CA. Vice President, Chief Financial Officer and Treasurer of all DFA Entities.

Jeanne C. Sinquefield, Ph.D., 12/2/46, Executive Vice President, Santa Monica, CA. Executive Vice President of all DFA Entities.

Scott Thornton, 3/1/63, Vice President, Santa Monica, CA. Vice President of all DFA Entities.

Weston Wellington, 3/1/51, Vice President, Santa Monica, CA. Vice President of all DFA Entities. Vice President, Director of Research, LPL Financial Services, Inc., Boston, MA 1987-1994.

Rex A. Sinquefield, Trustee, Chairman-Chief Investment Officer of the Trust, and Jeanne C. Sinquefield, Executive Vice President of the Trust, are husband and wife.

13(d) COMPENSATION. Set forth below is a table listing, for each Trustee entitled to receive compensation, the compensation received from the Trust during the fiscal year ended November 30, 1998, and the total compensation received from all four registered investment companies for which the Advisor serves as investment advisor during that same fiscal year.

                                    Aggregate                     Total Compensation
                                  Compensation                   from Trust and Fund
             Trustee               from Trust                          Complex
             -------               ----------                          -------
George M. Constantinides              $5,000                           $30,000
John P. Gould                         $5,000                           $30,000
Roger G. Ibbotson                     $5,000                           $30,000
Merton H. Miller                      $5,000                           $30,000
Myron S. Scholes                      $5,000                           $30,000

13(e)   SALES LOADS.   Not applicable.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


(a) CONTROL PERSONS. As of August 31, 1999, the following persons may be deemed to control the following Series either by owning more than 25% of the voting securities of such Series directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of a feeder portfolio investing its assets in the Series:



U.S. 4-10 VALUE SERIES

         West Virginia Investment Management Board
         One Cantley Drive
         Charleston, WV  25314                                          65.57%

THE DFA INTERNATIONAL VALUE SERIES

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             28.05%

JAPANESE SMALL COMPANY SERIES

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             40.30%

PACIFIC RIM SMALL COMPANY SERIES

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             46.79%

UNITED KINGDOM SMALL COMPANY SERIES

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             34.81%

CONTINENTAL SMALL COMPANY SERIES

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             35.81%


                                       63

EMERGING MARKETS SMALL CAP SERIES

         South Dakota Retirement System
         4009 W. 49th Street, Suite 300
         Sioux Falls, SD  57105                                         69.66%



14(b) PRINCIPAL HOLDERS. As of August 31, 1999, the following shareholders owned beneficially at least 5% of the outstanding shares of the Series, as set forth below. Unless otherwise indicated, the address of each shareholder is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.



THE U.S. LARGE COMPANY SERIES

         Blackrock Funds -
         Index Equity Portfolio
         c/o PFPC
         400 Bellevue Parkway
         Wilmington, DE  19809                                          67.08%

         DFA Investment Dimensions Group Inc. -
         The U.S. Large Company Portfolio                               32.68%

ENHANCED U.S. LARGE COMPANY SERIES

         DFA Investment Dimensions Group Inc.
         Enhanced U.S. Large Company Portfolio                         100.00%

THE U.S. LARGE CAP VALUE SERIES

         DFA Investment Dimensions Group Inc. -
         The U.S. Large Cap Value Portfolio                             65.44%

         Dimensional Investment Group Inc. -
         U.S. Large Cap Value Portfolio III                             23.41%

         Dimensional Investment Group Inc. -
         RWB/DFA U.S. High Book to Market Portfolio                      6.80%

TAX-MANAGED U.S. MARKETWIDE VALUE SERIES

         DFA Investment Dimensions Group Inc.
         Tax-Managed U.S. Marketwide Value Portfolio                    81.25%

         Dimensional Investment Group Inc.
         Tax-Managed U.S. Marketwide Value Portfolio II                 18.74%


                                       64

GLOBAL VALUE SERIES

         Global Value Trust                                            100.00%

U.S. 4-10 VALUE SERIES

         West Virginia Investment Management Board
         One Cantley Drive
         Charleston, WV  25314                                          65.57%

         Mac & Co.
         P.O. Box 3198
         Pittsburg, PA 15230-3198                                       34.43%


THE U.S. 6-10 VALUE SERIES

         DFA Investment Dimensions Group Inc. -
         The U.S. 6-10 Value Portfolio                                  97.10%

THE U.S. 6-10 SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc. -
         The U.S. 6-10 Small Company Portfolio                          64.11%

         Dimensional Investment Group Inc. -
         DFA 6-10 Institutional Portfolio                               21.50%

         The California Wellness Foundation
         6320 Canoga Avenue, Suite 1700
         Woodland Hills, CA  91367                                      14.39%

THE U.S. 9-10 SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc. -
         The U.S. 9-10 Small Company Portfolio                         100.00%

THE DFA INTERNATIONAL VALUE SERIES

         Dimensional Investment Group Inc. -
         DFA International Value Portfolio                              28.66%

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             28.05%


                                       65

         Dimensional Investment Group Inc. -
         DFA International Value Portfolio III                          16.81%

         DFA Investment Dimensions Group Inc. -
         RWB/DFA International High Book to Market Portfolio            15.79%

         Dimensional Investment Group Inc. -
         DFA International Value Portfolio IV                            6.79%

JAPANESE SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc.
         Japanese Small Company Portfolio                               60.60%

         DFA Investment Dimensions Group Inc.
         International Small Company Portfolio                          39.40%

PACIFIC RIM SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc.
         Pacific Rim Small Company Portfolio                            61.33%

         DFA Investment Dimensions Group Inc.
         International Small Company Portfolio                          38.67%

UNITED KINGDOM SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc.
         United Kingdom Small Company Portfolio                         52.74%

         DFA Investment Dimensions Group Inc.
         International Small Company Portfolio                          47.26%

CONTINENTAL SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc.
         Continental Small Company Portfolio                            55.48%

         DFA Investment Dimensions Group Inc.
         International Small Company Portfolio                          44.52%


                                       66

THE EMERGING MARKETS SERIES

         DFA Investment Dimensions Group Inc. -
         Emerging Markets Portfolio                                     96.11%

EMERGING MARKETS SMALL CAP SERIES

         South Dakota Retirement System
         4009 W. 49th Street, Suite 300
         Sioux Falls, SD  57105                                         69.66%

         DFA Investment Dimensions Group Inc.
         Emerging Markets Small Cap Portfolio                           24.82%

THE DFA ONE-YEAR FIXED INCOME SERIES

         DFA Investment Dimensions Group Inc. -
         The DFA One-Year Fixed Income Portfolio                        87.71%

         Gateway 2000, Inc.
         610 Gateway Drive
         North Sioux City, SD  57049                                    12.29%

DFA TWO-YEAR GLOBAL FIXED INCOME SERIES

         DFA Investment Dimensions Group Inc. -
         DFA Two-Year Global Fixed Income Portfolio                    100.00%

---------------
*Owner of record only.

14(c) MANAGEMENT OWNERSHIP. As of September 1, 1999, the trustees and officers as a group owned less than 1% of each Series' outstanding stock.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

(a) INVESTMENT ADVISERS. The information provided in response to this item is in addition to the information provided in response to Items 6(a)(1) and (2) in Part A and Items 13(a), (b) and (c) in this Part B.

David G. Booth and Rex A. Sinquefield, directors and officers of the Advisor and Trustees and officers of the Trust, and shareholders of the Advisor's outstanding voting stock, may be considered controlling persons of the Advisor.

For the services its provides as investment advisor to each Series of the Trust, the Advisor is paid a monthly fee calculated as a percentage of average net assets of the Series. For the fiscal periods ended November 30, 1996, 1997 and 1998, as applicable, the Series paid management fees as set forth in the following table:

                                                              1996             1997              1998
                                                              (000)            (000)             (000)
U.S. Large Company                                            $62              $160              $293

Enhanced U.S. Large Company                                   $386              $17              $26

U.S. Large Cap Value                                          $699             $1,255            $1,667

U.S. 4-10 Value                                               n/a               n/a              $86

U.S. 6-10 Value                                               $699              $3,534           $4,743

U.S. 6-10 Small Company                                       $81               $102             $150

U.S. 9-10 Small Company                                       n/a               n/a              $1,458

DFA International Value                                       $2,124            $2,997           $3,466

Japanese Small Company                                        $106              $258             $181

Pacific Rim Small Company                                     $65               $230             $133

United Kingdom Small Company                                  $52               $180             $157

Continental Small Company                                     $100              $351             $334

Emerging Markets                                              $111              $226             $220

Emerging Markets Small Cap                                    n/a               $47              $37

DFA One-Year Fixed Income                                     $82               $392             $420


                                       68

DFA Two-Year Global Fixed Income                              $69               $185             $214


The Japanese Small Company, United Kingdom Small Company, Pacific Rim Small Company and Continental Small Company Series commenced operations on August 10, 1996. The Emerging Markets Small Cap Series commenced operations on December 2, 1996. The U.S. 9-10 Small Company Series commenced operations on December 1, 1997, and The U.S. 4-10 Value Series commenced operations on February 6, 1998. The Tax-Managed Marketwide Value Series and Tax-Managed Marketwide Value Series X had not commenced operations as of November 30, 1998.


While The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to a management fee, investments by the Global Series in the Master Series are subject to the management fees charged by the respective Master Series. As of August 16, 1999, the Advisor agreed to waive certain fees and to assume expenses to the extent necessary to keep the cummulative expenses of each of these Series to not more than .50% of average net assets of each of the Series on an annualized basis. For purposes of this waiver and assumption, the expenses are those expenses incurred in any period consisting of thirty-six consecutive months. Any fees that may be waived or expense that may be reimbursed may be subject to recoupment for a period of 36 months. The Advisor retains the right in its sole discretion to change or eliminate such waiver and assumption of expense in the future.


From December 1, 1993 through August 8, 1996, the Advisor agreed to waive its fee under the Investment Management Agreement with respect to The DFA International Value Series to the extent necessary to keep the cumulative annual expenses of the Series to not more than .45% of average net assets of the Series on an annualized basis.

The Advisor pays DFAL quarterly fees of 12,500 pounds sterling for services to each of the United Kingdom and Continental Series. The Advisor pays DFA Australia fees of $13,000 per year for services to each of the Japanese and Pacific Rim Series.

15(b) PRINCIPAL UNDERWRITER. The Trust distributes its own shares. It has, however, entered into an agreement with DFA Securities Inc., a wholly-owned subsidiary of the Advisor, pursuant to which DFA Securities Inc. is responsible for supervising the sale of shares of each Series. No compensation is paid by the Trust to DFA Securities Inc. under this agreement.

15(c) SERVICES PROVIDED BY EACH INVESTMENT ADVISER AND EXPENSES PAID BY THIRD PARTIES. The information provided in response to this item is in addition to the information provided in response to Item 6(a)(1) and (2) of Part A.

Initially, the investment management agreement with respect to each Series is in effect for a period of two years. Thereafter, each agreement may continue in effect for successive annual periods, provided such continuance is specifically approved at least annually by a vote of the Trust's Board of Trustees or, by a vote of the holders of a majority of the Series' outstanding voting securities, and in either event by a majority of the trustees who are not parties to the agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for that purpose. An investment management agreement may be terminated without penalty at any time by the Series or by the Advisor on 60 days' written notice and will automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940.

15(d)   SERVICE AGREEMENTS.    Not applicable.

15(e)   OTHER INVESTMENT ADVICE.    Not applicable.

15(f)   DEALER REALLOWANCES.    Not applicable.

15(g)   RULE 12b-1 PLANS. Not applicable.

15(h)   OTHER SERVICE PROVIDERS.

(1) AND (2) PFPC Inc. ("PFPC"), 400 Bellevue Parkway, Wilmington, Delaware 19809, serves as the administrative and accounting services, dividend disbursing and transfer agent for all Trust Series. The services provided by PFPC are subject to supervision by the executive officers and the Board of Trustees of the Trust, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with its custodians, and transfer and dividend disbursing agency services. For its services, each Series pays PFPC annual fees which are set forth in the following table:


U.S. 9-10 SMALL COMPANY SERIES
U.S. 6-10 SMALL COMPANY SERIES
U.S. 6-10 VALUE SERIES
U.S. LARGE CAP VALUE SERIES
TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
TAX-MANAGED U.S. MARKETWIDE VALUE SERIES X
ENHANCED U.S. LARGE COMPANY SERIES
CHARGES FOR EACH SERIES:
   .1025% of the first $300 million of net assets
   .0769% of the next $300 million of net assets
   .0513% of the next $250 million of net assets
   .0205% of net assets over $850 million
PFPC charges a minimum fee of $58,800 per year to each of the Large Cap Value Series, the Tax-Managed Marketwide Value Series, the Tax-Managed Marketwide Value Series X and 6-10 Value Series. PFPC charges the Enhanced U.S. Large Company Series a minimum fee of $75,000 per year. PFPC has agreed that it may from time to time limit the fee rates and the minimum fees for these Series.


DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
   .1230% of the first $150 million of net assets
   .0820% of the next $150 million of net assets
   .0615% of the next $300 million of net assets
   .0410% of the next $250 million of net assets
   .0205% of net assets over $850 million

The Series is subject to a minimum fee of $75,000 per year. PFPC has agreed to limit the minimum fee for the Series from time to time.

JAPANESE SMALL COMPANY SERIES
UNITED KINGDOM SMALL COMPANY SERIES
PACIFIC RIM SMALL COMPANY SERIES
CONTINENTAL SMALL COMPANY SERIES
DFA INTERNATIONAL VALUE SERIES

LARGE CAP INTERNATIONAL PORTFOLIO
EMERGING MARKETS SERIES
EMERGING MARKETS SMALL CAP SERIES
CHARGES FOR EACH SERIES:
   .1230% of the first $300 million of net assets
   .0615% of the next $300 million of net assets
   .0410% of the next $250 million of net assets
   .0205% of net assets over $850 million
The DFA International Value, Large Cap International, Emerging Markets and Emerging Markets Small Cap Series are each subject to minimum fees of $75,000 per year. The Pacific Rim Small Company Series is subject to a minimum fee of $100,000 per year. PFPC has agreed to limit the minimum fee for these Series from time to time.

DFAONE-YEAR FIXED INCOME SERIES
   .0513% of the first $100 million of net assets
   .0308% of the next $100 million of net assets
   .0205% of net assets over $200 million

U.S. LARGE COMPANY SERIES
   .0150% of net assets

U.S. 4-10 VALUE SERIES
   .0160% of net assets

THE GLOBAL VALUE SERIES
   $2,600 (includes custodian fees)
THE GLOBAL LARGE COMPANY SERIES
   $2,600 (includes custodian fees)
THE GLOBAL SMALL COMPANY SERIES
   $2,950 per month (includes custodian fees)

15(h)(3) Citibank, N.A. ("Citibank"), 111 Wall Street, New York, New York, 10005, is the global custodian for the following Series: DFA International Value Series, the Japanese Small Company Series, the Pacific Rim Small Company Series, the United Kingdom Small Company Series, the Continental Small Company Series, DFA Two-Year Global Fixed Income Series, and Enhanced U.S. Large Company Series (co-custodian with PFPC Trust Company). The Chase Manhattan Bank, 4 Chase Metrotech Center, Brooklyn, NY 11245, serves as the custodian for the Emerging Markets Series and Emerging Markets Small Cap Series, and PFPC Trust Company, 400 Bellevue Parkway, Wilmington, DE 19809, serves as the custodian for all other Series of the Trust. The custodians maintain separate accounts for the Series; make receipts and disbursements of money on behalf of the Series; and collect and receive income and other payments and distributions on account of the Series' portfolio securities. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

PricewaterhouseCoopers LLP, 2400 Eleven Penn Center, Philadelphia, Pennsylvania 19103, the Trust's independent accountant, audit the Trust's financial statements on an annual basis.

15(h)(4) Not applicable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

16(a) AND (c) BROKERAGE TRANSACTIONS AND BROKERAGE SELECTION. The following table depicts brokerage commissions paid by the following Series:

                              BROKERAGE COMMISSIONS
               FISCAL YEARS ENDED NOVEMBER 30, 1996, 1997 AND 1998

                                               1996            1997             1998
U.S. Large Company                          $   72,262        $   40,689        $    15,841

Enhanced U.S. Large
Company                                     $  1,650          $   10,284        $     2,210

U.S. Large Cap Value                        $  934,452        $  929,005         $1,116,421

U.S. 4-10 Value                                 n/a               n/a           $   717,873

U.S. 6-10 Value                             $2,754,009        $4,591,853         $4,289,226

U.S. 6-10 Small Company                     $  473,887        $  855,652         $1,022,535

U.S. 9-10 Small Company                     $1,704,251        $1,641,020         $1,541,534

DFA International Value                     $1,251,242        $1,133,787        $   763,022

Japanese Small Company                      $  466,795        $  602,098        $   300,862

Pacific Rim Small Company                   $  181,812        $  485,846        $   316,644

United Kingdom Small
Company                                     $   86,854        $   68,028        $   116,482

Continental Small Company
Series                                      $  214,631        $  145,195        $   278,568

Emerging Markets                            $  437,088        $  559,853        $   375,895

Emerging Markets Small Cap                       n/a          $  123,081        $    40,579


During the fiscal year ended November 30 1998, the Large Cap International Portfolio, a portfolio of DFAIDG, paid brokerage commissions of $32,512. The Global Value Series, The

Global Large Company Series, The Global Small Company Series, the Tax-Managed Marketwide Value Series and the Tax-Managed Marketwide Value Series X had not commenced operations as of November 30, 1998.


The substantial increases or decreases in the amount of brokerage commissions paid by certain Series from year to year indicated in the foregoing table resulted from increases or decreases in the amount of securities bought and sold by those Series.

The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series acquire and sell securities on a net basis with dealers which are major market markers in such securities. The Investment Committee of the Advisor selects dealers on the basis of their size, market making and credit analysis ability. When executing portfolio transactions, the Advisor seeks to obtain the most favorable price for the securities being traded among the dealers with whom such Series effects transactions.

Portfolio transactions will be placed with a view to receiving the best price and execution.


The OTC companies eligible for purchase by The U.S. 6-10 Small Company Series, The U.S. 9-10 Small Company Series, The U.S. 4-10 Value Series, The U.S. 6-10 Value Series, the Tax-Managed Marketwide Value Series and the Tax-Managed Marketwide Value Series X are thinly traded securities. Therefore, the Advisor believes it needs maximum flexibility to effect OTC trades on a best execution basis. To that end, the Advisor places buy and sell orders with market makers, third market brokers, Instinet and with brokers on an agency basis when the Advisor determines that the securities may not be available from other sources at a more favorable price. Third market brokers enable the Advisor to trade with other institutional holders directly on a net basis. This allows the Advisor to sometimes trade larger blocks than would be possible by going through a single market maker.


Instinet is an electronic information and communication network whose subscribers include most market makers as well as many institutions. Instinet charges a commission for each trade executed on its system. On any given trade, The U.S. 6-10 Small Company Series, The U.S. 9-10 Small Company Series and the U.S. Value Series, by trading through Instinet, would pay a spread to a dealer on the other side of the trade plus a commission to Instinet. However, placing a buy (or sell) order on Instinet communicates to many (potentially all) market makers and institutions at once. This can create a more complete picture of the market and thus increase the likelihood that the Series can effect transactions at the best available prices.


Brokerage commissions for transactions in securities listed on the TSE and other Japanese securities exchanges are fixed. Under the current regulations of the TSE and the Japanese Ministry of Finance, member and non-member firms of Japanese exchanges are required to charge full commissions to all customers other than banks and certain financial institutions, but members and licensed non-member firms may confirm transactions to banks and financial institution affiliates located outside Japan with institutional discounts on brokerage commissions. The Japanese Small Company Series has been able to avail itself of institutional discounts. The Series' ability to effect transactions at a discount from fixed commission rates depends on a number of factors, including the size of the transaction, the relation between the cost to the member or the licensed non-member firm of effecting such transaction and the commission receivable, and the law, regulation and practice discussed above. There can be no assurance that the Series will continue to be able to realize the benefit of discounts from fixed commissions.


The Series will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers which effect transactions for the Series to determine the effect that the Series' trading has on the market prices of the securities in which they invest. The Advisor also checks the rate of commission being paid by the Series to their brokers to ascertain that they are competitive with those charged by other brokers for similar services. DFAL performs these services for the United Kingdom and Continental Small Company Series and DFA Australia performs these services for the Japanese and Pacific Rim Small Company Series. Transactions also may be placed with brokers who provide the Advisor or sub-advisors with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services. The Investment Management Agreements permit the Advisor knowingly to pay commissions on such transactions which are greater than another broker might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor's overall responsibilities to the Trust. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Trust. Brokerage transactions may be placed with securities firms that are affiliated with an affiliate of the Advisor. Commission paid on such transactions would be commensurate with the rate of commissions paid on similar transactions to brokers that are not so affiliated.


16(b) COMMISSIONS. No commissions were paid to affiliates or affiliates of affiliates during fiscal years 1996, 1997 or 1998.



16(d) DIRECTED BROKERAGE. During the fiscal year ended November 30, 1998, the following Series paid commissions for securities transactions to brokers which provided market price monitoring services, market studies and research services to the Series as follows:


                                                       VALUE OF
                                                       SECURITIES              BROKERAGE
                                                       TRANSACTIONS            COMMISSIONS
U.S. Large Cap Value                                   $  71,611,201           $   65,046

U.S. 4-10 Value                                        $  89,593,893           $  260,598


                                       74

U.S. 6-10 Value                                        $328,395,637            $  983,614

U.S. 6-10 Small Company                                $210,827,199            $  497,918

U.S. 9-10 Small Company                                $121,765,353            $  345,522

DFA International Value                                $  2,427,926            $   15,569

Japanese Small Company                                 $ 22,628,881            $  150,514

Pacific Rim Small Company                              $  8,995,911            $   39,849

        TOTAL:                                         $856,246,001            $2,358,630

16(e)    REGULAR BROKER DEALERS.  Not applicable.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES


(a) CAPITAL STOCK. All twenty-one Series issue shares of beneficial interest without a sales load. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and nonassessable shares, with equal, non-cumulative voting rights, except as described below, and no preferences as to conversion, exchange, dividends, redemptions or any other feature. In addition, the Trust has arranged with the Feeder Portfolios for voting rights as provided in Section 12(d)(1)(E)(iii)(a) of the Investment Company Act of 1940. If a shareholder of a Series which is taxed as a partnership becomes bankrupt, a majority in interest of the remaining shareholders in such Series must vote within 120 days to approve the continuing existence of the Series or the Series will be liquidated. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis; provided however, if a matter to be voted on affects only the interests of not all Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. Investments in the Series may not be transferred, except upon exemption from the registration requirements of the Securities Act of 1933, but an investor may withdraw all or any portion of their investment at any time at net asset value. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class. The

Trust's by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.



The Trust does not intend to hold annual meetings; it may, however, hold a meeting if called by the Board. Shareholders may receive assistance in communicating with other shareholders in connection with the election or removal of Trustees similar to the provisions contained in Section 16(c) of the Investment Company Act of 1940.


17(b) OTHER SECURITIES. Not applicable.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES

The information provided in response to this item is in addition to the information provided in response to Item 7 in Part A.


(a) AND (c) PURCHASE OF SHARES AND OFFERING PRICE. The Trust will accept purchase and redemption orders on each day that the NYSE is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Trust will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day (12/24/99). The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans' Day. Orders for redemptions and purchases will not be processed if the Trust is closed. The TSE is closed on the following days in 1999: January 1 and 15, February 11, March 22, April 29, May 3, 4 and 5, July 20, September 15 and 23, October 11, November 3 and 23 and December 23, 30 and
31. Orders for the purchase and redemption of shares of the Japanese Series received on those days will be priced as of the close of the NYSE on the next day that the TSE is open for trading.


The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all Series or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Trust or a Series. Securities accepted in exchange for shares of a Series will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Portfolio.

The Trust may suspend redemption privileges or postpone the date of payment: (1) during any period when the NYSE is closed, or trading on the Exchange is restricted as determined by the SEC, (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Trust to dispose of securities owned by it, or fairly to determine the value of its assets and (3) for such other periods as the SEC may permit.

18(b) FUND REORGANIZATIONS. Not applicable.


18(d) REDEMPTION IN KIND. The Trust has filed a notice of election pursuant to Rule 18f-1 under the Investment Company Act of 1940. However, the Tax-Managed Marketwide Value Series, the Tax-Managed Marketwide Value Series X, The Global Value Series, The Global Large Company Series and The Global Small Company Series have opted out of this election. (See Item 7(c) of Part A.)


ITEM 19. TAXATION OF THE FUND

The information provided in response to this item is in addition to the information provided in response to Items 7(d) and (e) in Part A.

Each Corporate Series intends to qualify each year as a regulated investment company under Subchapter M of the Code, so that it will not be liable for U.S. federal income taxes to the extent that its net investment income and net realized capital gains are distributed.

If a Series of the Trust, including the Partnership Series, purchases shares in certain foreign investment entities, called "passive foreign investment companies" ("PFIC"), the Series (and in the case of the Partnership Series, its investors) may be subject to U.S. federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Corporate Series to its shareholders or, in the case of the Partnership Series, even if such income is distributed to its investors.

The Series of the Trust, including the Partnership Series, may be subject to foreign withholding taxes on income from certain of their foreign securities. If more than 50% in value of the total assets of a Corporate Series at the end of its fiscal year are invested in securities of foreign corporations, the Corporate Series may elect to pass-through to its shareholders their pro rata share of foreign income taxes paid by the Corporate Series. If this election is made, shareholders will be (i) required to include in their gross income their pro rata share of foreign source income (including any foreign taxes paid by the Corporate Series), and (ii) entitled to either deduct their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code.

Shareholders will be informed by the Corporate Series at the end of each calendar year regarding the shareholder's proportionate share of taxes paid to any foreign country or possession of the United States, and gross income derived from sources within any foreign country or possession of the United States.

The Enhanced U.S. Large Company Series' investments in Index Derivatives are subject to complex tax rules which may have the effect of accelerating income or converting, in part, what otherwise would have been long-term capital gain into short-term capital gain. These rules may affect both the amount, character and timing of income distributed to shareholders of The Enhanced U.S. Large Company Series.

For the Corporate Series with the principal investment policy of investing in foreign equity securities and non-equity domestic investments, it is anticipated that only a small portion of such Corporate Series' dividends will qualify for the corporate dividends received deduction. To the extent that such Corporate Series pay dividends which qualify for this deduction, the availability of the deduction is subject to certain holding period and debt financing restrictions imposed under the Code on the corporation claiming the deduction.

Since virtually all of the net investment income from The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series is expected to arise from earned interest, it is not expected that any of such Series' distributions will be eligible for the dividends received deduction for corporations.

The Trust may accept securities or local currencies in exchange for shares of a Series. A gain or loss for U.S. federal income tax purposes may be realized by investors in a Corporate Series who are subject to U.S. federal taxation upon the exchange depending upon the cost of the securities or local currency exchanged. (See "In Kind Purchases" in Item 7(b).)

Shareholders of the Corporate Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors regarding the applicability of U.S. withholding and other taxes to distributions received by them from the Corporate Series and the application of foreign tax laws to these distributions. Series shares held by the estate of a non-U.S. investor may also be subject to U.S. estate tax.

The Partnership Series are series of a trust organized under Delaware law. The Partnership Series will not be subject to any U.S. federal income tax. Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Partnership Series) of a Partnership Series' income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Partnership Series. An allocable share of a tax-exempt investor's income will be "unrelated business taxable income" ("UBTI") only to the extent that a Partnership Series borrows money to acquire property or invests in assets that produce UBTI. In addition to U.S. federal income taxes, investors in the Partnership Series may also be subject to state and local taxes on their distributive share of a Partnership Series' income.

While the Partnership Series are not classified as "regulated investment companies" under Subchapter M of the Code, the Partnership Series' assets, income and distributions will be managed in such a way that an investor in the Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Partnership Series for such Series' entire fiscal year.

There are certain other tax issues that will be relevant to only certain of the investors; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to the Partnership Series. It is intended that contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Partnership Series.

Investors in the Partnership Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by a Partnership Series on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors' distributive share of a Partnership Series' income. Non-U.S. investors may also wish to contact their tax advisors to determine the applicability of foreign tax laws. Series shares held by the estate of a non-U.S. investor may be subject to U.S. estate tax.


The Tax-Managed Marketwide Value Series and Tax-Managed Marketwide Value Series X may time investments to minimize the receipt of dividends. These actions could result in the Tax-Managed Value Series being unable to flow through the dividends received deduction to corporate shareholders. This will occur if a Tax-Managed Value Series does not hold the stock of a domestic (U.S.) corporation for the requisite holding period to be eligible for pass-through of the dividends received deduction.



If a shareholder elects to receive capital gains distributions in cash, instead of reinvesting them in additional shares, the capital at work in a Series will be reduced. Also, purchases of shares in a Series shortly before the record date for a dividend or capital gains distribution may cause of portion of the investment to be returned to the shareholder as a taxable distribution, regardless of whether the distribution is being reinvested or paid in cash.


ITEM 20. UNDERWRITERS.    Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

(a)   MONEY MARKET FUNDS.    Not applicable.


(b) OTHER FUNDS. Following are quotations of the annualized percentage total returns for the one-, five-, and ten-year periods ended May 31, 1999 (as applicable) using the standardized method of calculation required by the SEC. For those Series in effect for less than one, five or ten years, the time periods during which the Series have been active have been substituted for the periods stated (which in no case extends prior to the effective date of the registration statement relating to a particular Series).



                                               ONE                       FIVE                     TEN
                                               YEAR                      YEARS                    YEARS
The U.S. Large Company Series                  21.01                     25.78                    21.36 (75 months)

The Enhanced U.S. Large Company Series         21.01                     30.76 (34 months)        N/A

The U.S. Large Cap Value Series                9.60                      22.35                    18.20 (75 months)

                                               ONE                       FIVE                     TEN
                                               YEAR                      YEARS                    YEARS
The U.S. 4-10  Value Series                     -5.44                     -3.94 (15 months)       N/A

The U.S. 6-10 Value Series                      -9.10                     15.34                   15.78 (74 months)

The U.S. 6-10 Small Company Series              -6.75                     14.21                   12.87 (75 months)

The U.S. 9-10 Small Company Series              -9.03                     -2.66 (18 months)        N/A

The DFA International Value Series              -1.70                      6.68                    6.60 (63 months)

The Japanese Small Company Series               18.02                    -23.12 (33 months)        N/A


The Pacific Rim Small Company Series            22.95                    -14.82 (33 months)        N/A

The United Kingdom Small Company Series        -10.47                      8.02 (33 months)        N/A

The Continental Small Company Series           -16.96                      9.98 (33 months)        N/A

The Emerging Markets Series                     17.78                      1.80                    2.42 (61 months)

                                               ONE                       FIVE                     TEN
                                               YEAR                      YEARS                    YEARS
The Emerging Markets Small Cap Series          21.70                     -4.06 (29 months)         N/A

The DFA One-Year Fixed Income Series            5.13                      5.96                    5.38 (75 months)

The DFA Two-Year Global Fixed Income Series     5.90                      6.52 (39 months)         N/A

The Tax-Managed Marketwide Value Series        14.37 (5 months)            N/A                     N/A


The Global Value Series, The Global Large Company Series, The Global Small Company Series and the Tax-Managed Marketwide Value Series X had not commenced operations as of May 31, 1999.


As the following formula indicates, the average annual total return is determined by finding the average annual compounded rates of return over the stated time period that would equate a hypothetical initial purchase order of $1,000 to its redeemable value (including capital appreciation/depreciation and dividends and distributions paid and reinvested less any fees charged to a shareholder account) at the end of the stated time period. The calculation assumes that all dividends and distributions are reinvested at the public offering price on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each period and the deduction of all applicable charges and fees. According to the SEC formula:

                          n
                  P(1 + T)  = ERV

where:

         P = a hypothetical initial payment of $1,000

         T = average annual total return

         n = number of years

         ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one-, five-, and ten-year periods at the end of the one-, five-, and ten-year periods (or fractional portion thereof).

ITEM 22. FINANCIAL STATEMENTS.


(a)-(c) The audited financial statements and financial highlights of the Trust for its fiscal year ended November 30, 1998 as set forth in the Trust's annual report to shareholders, including the report of PricewaterhouseCoopers LLP, independent accountants, and the unaudited financial information for the period ended May 31, 1999, as set forth in the semi-annual report to shareholders are incorporated herein by reference. The annual report and semi-annual report do not contain any data regarding the Tax-Managed Marketwide Value Series X, The Global Value Series, The Global Large Company Series and The Global Small Company Series because they had not commenced operations as of May 31, 1999. The annual report does not contain any data regarding the Tax-Managed Marketwide Value Series because it had not commenced operations as of November 30, 1998.

                        THE DFA INVESTMENT TRUST COMPANY
                               (THE "REGISTRANT")

PART C:  OTHER INFORMATION

ITEM 23.  EXHIBITS:

          (a)  CHARTER, AS NOW IN EFFECT.

               (1)  Agreement and Declaration of Trust.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 5 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   December 1, 1995.

               (2) Certificate of Trust dated September 11, 1992. Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

               (3) Certificate of Amendment to Certificate of Trust dated January 15, 1993.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

          (b)  Existing bylaws or instruments corresponding thereto.
               (1)  By-Laws.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

          (c) Instruments defining the rights of holders of the securities being registered including where applicable, the relevant portion of the articles or incorporation or bylaws of the Registrant.
               Not applicable.

          (d) Investment advisory contracts relating to the management of the assets of the Registrant.
               (1) Investment Management Agreement dated January 6, 1993 between the Registrant and Dimensional Fund Advisors Inc. ("DFA") on behalf of The U.S. 6-10 Small Company Series. Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

               (2) Investment Management Agreement between the Registrant and DFA on behalf of The U.S. Large Company Series. Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 5 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   December 1, 1995.

               (3) Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The DFA One-Year Fixed Income Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

               (4) Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The U.S. Large Cap Value Series (formerly The U.S. Large Cap High Book to Market Series).
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's

                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

               (5) Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The U.S. 6-10 Value Series (formerly The U.S. Small Cap High Book to Market Series).
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

               (6) Investment Management Agreement dated December 1, 1993 between the Registrant and DFA on behalf of The DFA International Value Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

               (7) Investment Management Agreement dated October 18, 1996 between the Registrant and DFA on behalf of The Emerging Markets Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

               (8) Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The Enhanced U.S. Large Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 6 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.

                    File No.:      811-07436.
                    Filing Date:   February 7, 1996.

               (9) Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The DFA Two-Year Global Fixed Income Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 6 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   February 7, 1996.

               (10) Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The DFA Two-Year Corporate Fixed Income Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 6 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   February 7, 1996.

               (11) Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The DFA Two-Year Government Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 6 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   February 7, 1996.

               (12) Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Japanese Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 7 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   August 7, 1996.

               (13) Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The United Kingdom Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 7 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   August 7, 1996.

               (14) Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Pacific Rim Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 7 to Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   August 7, 1996.

               (15) Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Continental Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 7 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   August 7, 1996.

               (16) Investment Management Agreement dated October 18, 1996 between the Registrant and DFA on behalf of The Emerging Markets Small Cap Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 9 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   February 24, 1997.

               (17) Investment Management Agreement dated November 28, 1996 between the Registrant and DFA on behalf of The U.S. 9-10 Small

                    Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 12 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   November 28, 1997.

               (18) Investment Management Agreement dated November 28, 1996 between the Registrant and DFA on behalf of The U.S. 4-10 Value Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 12 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   November 28, 1997.

               (19) Form of Investment Management Agreement dated December 7,
                    1998 between the Registrant and DFA on behalf of the Tax-Managed U.S. Marketwide Value Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 16 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No:       811-07436.
                    Filing Date:   December 7, 1998.

               (20) Form of Investment Management Agreement dated September 13,
                    1999, between the Registrant and DFA on behalf of The Tax-Managed U.S. Marketwide Value Series X is electronically filed herewith as Exhibit EX-99-b5

               (21) Sub-Advisory Agreement among the Registrant, DFA and
                    Australia Pty Ltd. ("DFA-Australia") dated August 7, 1996 on behalf of The Japanese Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 7 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   August 7, 1996.

               (22) Sub-Advisory Agreement among the Registrant, DFA and
                    Dimensional Fund Advisors Ltd. ("DFAL") dated August 7, 1996 on behalf of The United Kingdom Small Company Series. Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 7 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   August 7, 1996.

               (23) Sub-Advisory Agreement among the Registrant, DFA and
                    DFA-Australia dated August 7, 1996 on behalf of The Pacific Rim Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 7 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   August 7, 1996.

               (24) Sub-Advisory Agreement among the Registrant, DFA and DFAL dated August 7, 1996 on behalf of The Continental Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 7 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   August 7, 1996.

               (25) Consultant Services Agreement between
                    Dimensional Fund Advisors Inc. and
                    Dimensional Fund Advisors Ltd. on behalf of:
                    THE DFA INVESTMENT TRUST COMPANY
                    * DFA International Value Series
                    * Emerging Markets Small Cap Series
                    * Emerging Markets Series

                    DFA INVESTMENT DIMENSIONS GROUP
                          INC.
                    * DFA International Small Cap Value Portfolio
                    * VA International Value Portfolio

                    * Large Cap International Portfolio
                    * Tax-Managed DFA International Value
                          Portfolio; and

                    DIMENSIONAL EMERGING MARKETS
                          FUND, INC.

                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing: Post-Effective Amendment No. 16 to
                    the Registrant's Registration Statement on
                    Form N-1A.
                    File No:       811-07436.
                    Filing Date:   December 7, 1998.


               (27) Consultant Services Agreement between
                    Dimensional Fund Advisors Inc. and
                    DFA Australia Ltd. on behalf of:
                    THE DFA INVESTMENT TRUST COMPANY
                    * DFA International Value Series
                    * Emerging Markets Small Cap Series
                    * Emerging Markets Series

                    DFA INVESTMENT DIMENSIONS GROUP
                          INC.
                    * DFA International Small Cap Value Portfolio
                    * VA International Value Portfolio
                    * Large Cap International Portfolio
                    * Tax-Managed DFA International Value
                          Portfolio; and

                    DIMENSIONAL EMERGING MARKETS
                          FUND, INC.

                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 16 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No:       811-07436.
                    Filing Date:   December 7, 1998.

          (e) Underwriting or distribution contract between the Registrant and a principal underwriter, and specimens or copies of all agreements between principal underwriters and dealers.
               Agreement dated January 6, 1993 between the
               Registrant and DFA Securities Inc.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:        Post-Effective Amendment
                              No. 14 to the Registrant's
                              Registration Statement on
                              Form N-1A.
               File No.:      811-07436.
               Filing Date:   March 3, 1998.

          (f) Bonus, profit sharing, pension or similar contracts or arrangements wholly or partly for the benefit of directors or officers of the Registrant in their official capacity; Describe in detail any such plan not included in a formal document.
               Not applicable.

          (g) Custodian agreements and depository contracts under Section 17(f) of the Investment Company Act of 1940, as amended
               [15 U.S.C. 80a 17(f)] concerning the Registrant's securities and similar investments including the schedule of remuneration.
               (1) Custodian Agreement between the Registrant and PNC Bank, N.A. (formerly Provident National Bank N.A.).
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.


               (2)  Addenda to the Custodian Agreement.
                    (a) Addendum Number 1 dated December 8, 1998 between PNC and the Registrant on behalf of each series of the Registrant.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment No. 17 to the
                                   Registrant's Registration statement on Form
                                   N-1A.
                    File No.:      811-07436.

                    Filing Date:   March 24, 1999.

                    (b) Addendum Number 2 dated May 28, 1999 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment No. 18 to the
                                   Registrant's Registration statement on Form
                                   N-1A.
                    File No.:      811-07436.
                    Filing Date:   May 28, 1999.

                    (c) Addendum Number 3 dated September 13, 1999 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant is electronically filed herewith as Exhibit EX-99.b8.

               (3) Global Custody Agreement dated January 18, 1994 between the Registrant and The Chase Manhattan Bank, N.A. on behalf of The Emerging Markets Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

               (4) Custodial Services Agreement dated January 13, 1998 between the Registrant and Citibank, N.A.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.
                    (i)     Manual Transmission Authorization.
                    (ii)    Manual Transmission Procedures.

         (h) Other material contracts not made in the ordinary course of business to be performed in whole or in part on or after the filing date of the Registration Statement.
               (1) Transfer Agency Agreement dated January 15, 1993 between the Registrant and PFPC Inc. (formerly known as Provident Financial Processing Corporation.) ("PFPC").

                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:        Post-Effective Amendment
                                   No. 14 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                    File No.:      811-07436.
                    Filing Date:   March 3, 1998.

                    (i)     Appendix A:   Authorized Persons to Give Oral and
                                          Written Instructions
                    (ii)    Schedule A:   Listing of Statistical Reports

               (2)  Amendments to the Transfer Agency Agreement.
                    (a) Amendment Number 1 dated December 1, 1993 between the Registrant and PFPC on behalf of The International Value Series.
                            Incorporated herein by reference to:
                            ------------------------------------
                            Filing:       Post-Effective Amendment
                                          No. 14   to the Registrant's
                                          Registration Statement on
                                          Form N-1A.
                            File No.:     811-07436.
                            Filing Date:  March 3, 1998.

               (3)   Addendum to the Transfer Agency Agreement.
                     (a) Addendum Number 1 dated December 8, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.
                            Incorporated herein by reference to:
                            ------------------------------------
                            Filing:       Post-Effective Amendment No. 17 to the
                                          Registrant's Registration Statement on
                                          Form N-1A.
                            File No.:     811-07436.
                            Filing Date:  March 24, 1999.

                     (b) Addendum Number 2 dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.
                            Incorporated herein by reference to:
                            ------------------------------------
                            Filing:       Post-Effective Amendment No.18 to the
                                          Registrant's Registration Statement on
                                          Form N-1A.
                            File No.:     811-07436.
                            Filing Date:  May 28, 1999.

                     (c)    Addendum Number 3 dated September 13, 1999 between

                            PFPC and the Registrant on behalf of each series of the Registrant is electronically filed herewith as Exhibit EX -99.b9.1.

               (4) Administration and Accounting Services Agreement dated January 15, 1993 between the Registrant and PFPC. Incorporated herein by reference to:
                     ------------------------------------
                     Filing:       Post-Effective Amendment
                                   No. 14   to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                     File No.:     811-07436.
                     Filing Date:  March 3, 1998.
               (5) Amendments to the Administration and Accounting Services Agreement.
                     (a) Amendment Number 1 dated December 1, 1993 between PFPC and the Registrant on behalf of The DFA International Value Series.
                            Incorporated herein by reference to:
                            ------------------------------------
                            Filing:       Post-Effective Amendment
                                          No. 14 to the Registrant's
                                          Registration Statement on
                                          Form N-1A.
                            File No.:     811-07436.
                            Filing Date:  March 3, 1998.

               (6) Addenda to the Administration and Accounting Services Agreement.
                     (a) Addendum Number 1 dated December 8, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.
                            Incorporated herein by reference to:
                            ------------------------------------
                            Filing:       Post-Effective Amendment
                                          No. 17 to the Registrant's
                                          Registration Statement on
                                          Form N-1A.
                            File No.:     811-07436.
                            Filing Date:  March 24, 1999.

                     (b) Addendum Number 2 dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.
                            Incorporated herein by reference to:
                            ------------------------------------
                            Filing:       Post-Effective Amendment
                                          No. 18 to the Registrant's

                                          Registration Statement on
                                          Form N-1A.
                            File No.:     811-07436.
                            Filing Date:  May 28, 1999.

                     (c) Addendum Number 3 dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant is electronically filed herewith as Exhibit EX99.b9.2.


               (7) Administration Agreement dated May 28, 1999 between DFA and the Registrant on behalf of The Global Value Series, The Global Large Company Series and The Global Small Company Series.
                     Incorporated herein by reference to:
                     ------------------------------------
                     Filing:       Post-Effective Amendment
                                   No. 18 to the Registrant's
                                   Registration Statement on
                                   Form N-1A.
                     File No.:     811-07436.
                     Filing Date:  May 28, 1999.

          (i) An opinion and consent of counsel regarding the legality of the securities being registered, stating whether the securities will, when sold, be legally issued, fully paid and non-assessable.
               Not applicable.

          (j) Any other opinions, appraisals or rulings and related consents relied on in preparing this Registration Statement and required by Section 7 of the 1933 Act [15 U.S.C. 77g]. Consent of PricewaterhouseCoopers LLP is electronically herewith as Exhibit EX-99.B11.

          (k)  All Financial statements omitted from Item 23.
               Not applicable.

          (l) Any agreements or understandings made in consideration for providing the initial capital between or among the Registrant, the underwriter, adviser, promoter or initial stockholders and written assurances from promoters or initial stockholders that purchases were made for investment purposes and not with the intention of redeeming or reselling.
               Not applicable.

          (m) Any plan entered into by Registrant under Rule 12b-1, and any agreements with any person relating to the Plan's implementation. Not applicable.

          (n) Financial Data Schedules meeting the requirements of Rule 483 under the Securities Act of 1933.
               Not applicable.

          (o) Any plan entered into by Registrant pursuant to Rule 18f-3, any agreement with any person relating to the plan's implementation, and any amendment to the plan or agreement.
               Not Applicable.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
          If an investor beneficially owns more than 25% of the outstanding voting securities of a feeder fund that invests all of its investable assets in a Series of the Trust, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor. Accordingly, certain feeder portfolios of DFA Investment Dimensions Group ("DFA IDG") and Dimensional Investment Group ("DIG"), both Maryland corporations and registered investment companies, may be deemed to be under common control with their corresponding Series of the Trust. As of August 31, 1999 [PROVIDE INFORMATION AS OF A DATE WITHIN 30 DAYS OF THE FILING OF THE REGISTRATION STATEMENT], the following persons beneficially owned more than 25% of the outstanding voting securities of the feeder portfolios investing in the Trust:


          DFA IDG
          JAPANESE SMALL COMPANY PORTFOLIO
          BellSouth Corporation
          1155 Peachtree Street N.E.
          Atlanta, GA  30309-3610                              66.50%

          UNITED KINGDOM SMALL COMPANY PORTFOLIO
          BellSouth Corporation
          1155 Peachtree Street N.E.
          Atlanta, GA  30309-3610                              65.19%

          CONTINENTAL SMALL COMPANY PORTFOLIO
          BellSouth Corporation
          1155 Peachtree Street N.E.
          Atlanta, GA  30309-3610                              64.55%


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


          PACIFIC RIM SMALL COMPANY PORTFOLIO
          BellSouth Corporation
          1155 Peachtree Street N.E.
          Atlanta, GA  30309-3610                              76.30%

          U.S. 4-10 VALUE PORTFOLIO
          Dimensional Fund Advisors Inc.
          (see above address)                                 100.00%

          DIG
          6-10 Institutional Portfolio
          BAYCARE Health System
          323 Jefford Street
          Clearwater, FL  34617                                43.43%

          U.S. 6-10 VALUE PORTFOLIO II
          BellSouth Corporation 401(k)
          1155 Peachtree Street N.E.
          Atlanta, GA  30309-3610                             100.00%

          U.S. LARGE CAP VALUE PORTFOLIO II
          BellSouth Corporation 401(k)
          1155 Peachtree Street N.E.
          Atlanta, GA  30309-3610                             100.00%

          DFA INTERNATIONAL VALUE PORTFOLIO II
          BellSouth Corporation 401(k)
          (see above address)                                 100.00%

          EMERGING MARKETS PORTFOLIO II
          Citibank Savings Incentive Plan
          153 E. 53rd Street
          New York, NY  10043                                 100.00%

          DFA INTERNATIONAL VALUE PORTFOLIO IV



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

          Citibank Savings Incentive Plan
          153 E. 53rd Street
          New York, NY  10043                                  ____%

ITEM 25.  INDEMNIFICATION.
          Reference is made to Article VII of the Registrant's Agreement and Declaration of Trust and to Article X of the Registrant's By-Laws, which are incorporated herein by reference.

          Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking: "Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue."

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
          Dimensional Fund Advisors Inc., the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., Dimensional Emerging Markets Value Fund Inc. and Dimensional Investment Group Inc. The Advisor also serves as sub-advisor for certain other registered investment companies. For additional information, please see "Management of the Trust" in PART A and "Management of the Registrant" in PART B of this Registration Statement. Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor's Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27.  PRINCIPAL UNDERWRITERS.
          (a)    Not applicable.


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

          (b) Registrant distributes its own shares. It has entered into an agreement with DFA Securities Inc. which provides that DFA Securities Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, will supervise the sale of Registrant's shares.

          (c)    Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
          The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

          NAME                                        ADDRESS
          The DFA Investment Trust Company            1299 Ocean Avenue
                                                      11th Floor
                                                      Santa Monica, CA 90401

          PFPC Inc.                                   400 Bellevue Parkway
                                                      Wilmington, DE  19809

          The Chase Manhattan Bank                    4 Chase MetroTech Center
                                                      Brooklyn, NY 11245

ITEM 29.  MANAGEMENT SERVICES.
          There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30.  UNDERTAKINGS.
          (a)    Not applicable

          (b)    Not applicable

          (c) The Registrant undertakes to furnish each person to whom this Post-Effective Amendment is delivered a copy of its latest annual report to shareholders, upon request and without charge.

          (d) The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant's outstanding shares and to assist its shareholders in accordance with the requirements of
                 Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 20 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California, as of the 13th day of September, 1999.

                             THE DFA INVESTMENT TRUST COMPANY
                                      (REGISTRANT)

                             BY:
                                   ----------------------------------------
                                   CATHERINE L. NEWELL
                                   VICE PRESIDENT
                                   (NAME AND TITLE)



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

                                  EXHIBIT INDEX


N-1A              EDGAR
EXHIBIT NO.       EXHIBIT NO.               DESCRIPTION

23(d)(20)         EX-99.b5           Investment Management Agreement dated
                                     September 13, 1999 between DFA and the
                                     Registrant on behalf of The Tax Managed
                                     U.S. Marketwide Value Series X.


23(g)(3)          EX-99.b8           Custodian Agreement Addendum No. 3 dated
                                     September 13, 1999 between PFPC Trust
                                     Company and the Registrant on behalf of
                                     each series of the Registrant.

23(h)(3)          EX-99.b9.1         Transfer Agency Agreement Addendum No. 3
                                     dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

23(h)(6)          EX-99.b9.2         Administration and Accounting Services
                                     Agreement Addendum No. 3 dated
                                     September 13, 1999 between PFPC and the
                                     Registrant on behalf of each series of the Registrant.

23(j)             EX-99.b11          Consent of PricewaterhouseCoopers LLP



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